UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

AMERISERV FINANCIAL, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS AND PROXY STATEMENT
AMERISERV FINANCIAL, INC.
P.O. BOX 430
JOHNSTOWN, PENNSYLVANIA 15907-0430
To Be Held April 27, 2021. Mailed to Security Holders on or about March 23, 2021.

AmeriServ Financial, Inc.
P.O. Box 430
Johnstown, Pennsylvania 15907-0430
814-533-5300
March 23, 2021
Dear Fellow Shareholder:
Due to the continuing public health concerns relating to the coronavirus (COVID-19) pandemic, and to protect the health and well-being of its shareholders, employees and other stakeholders, the AmeriServ Financial, Inc. 2021 Annual Meeting of Shareholders will be held virtually on April 27, 2021, beginning at 1:30 p.m. Eastern Time.
Shareholders will be able to attend the meeting online, vote their shares electronically, and submit their questions during the meeting by visiting https://www.virtualshareholdermeeting.com/ASRV2021. Participants are asked to access the webcast approximately 10 to 15 minutes prior to the beginning of the meeting. The replay of the meeting will be available at www.ameriserv.com/investors 24 hours after the meeting has concluded. In light of the foregoing, you are urged to consider voting and submitting proxies in advance of the annual meeting using one of the available methods described below.
Additionally, AmeriServ shareholders will be deemed “present” if they access the annual meeting through the virtual platform and they will be able to vote their shares at the annual meeting, or revoke or change a previously submitted vote, through the virtual platform.
The matters to be acted upon at the meeting are:
1.
the election of three Class II director nominees of the board of directors;

2.
approval of the AmeriServ Financial, Inc. 2021 Equity Incentive Plan;

3.
ratification of the appointment of S.R. Snodgrass PC as our independent registered public accounting firm to audit our books and financial records for the fiscal year ending December 31, 2021;

4.
an advisory vote to approve the compensation of the named executive officers of AmeriServ Financial, Inc.; and

5.
such other matters as may properly come before the AmeriServ Financial, Inc. annual meeting or any adjournment thereof.

Your vote is very important to us, and we encourage you to review the enclosed materials. Voting via the Internet or by telephone is fast and convenient, and your vote is immediately tabulated and confirmed. Using the Internet or telephone saves us money by reducing postage and proxy tabulation costs. If you prefer to vote by mail, please sign, date and return the proxy card. Please vote now so that the matters coming before the meeting may be acted upon.
Respectfully yours,
Jeffrey A. Stopko
President & Chief Executive Officer

AmeriServ Financial, Inc.
P. O. Box 430
Johnstown, Pennsylvania 15907-0430
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Our Shareholders:
NOTICE IS HEREBY GIVEN that the AmeriServ Financial, Inc. 2021 Annual Meeting of Shareholders will be held virtually on April 27, 2021, beginning at 1:30 p.m. Eastern Time. Shareholders will be able to attend the meeting online by visiting https://www.virtualshareholdermeeting.com/ASRV2021, for the purpose of considering and voting on the following matters:
1.
election of three Class II director nominees of the board of directors, each to serve until the 2024 annual meeting of shareholders, or until the earlier of their resignation or their respective successors shall have been duly elected and qualified (Matter No. 1);

2.
approval of the AmeriServ Financial, Inc. 2021 Equity Incentive Plan (Matter No. 2);

3.
ratification of the appointment of S.R. Snodgrass PC as our independent registered public accounting firm to audit our books and financial records for the fiscal year ending December 31, 2021 (Matter No. 3);

4.
an advisory vote to approve the compensation of the named executive officers of AmeriServ Financial, Inc. (Matter No. 4); and

5.
such other business as may properly come before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on February 12, 2021, shall be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. A proxy statement, a proxy card and a self-addressed postage prepaid envelope are enclosed. This proxy statement and enclosed proxy card are being mailed to shareholders on or about March 23, 2021. Please complete, sign and date the proxy card and return it promptly in the envelope provided or, if you prefer, vote by telephone or Internet by following the instructions on the proxy card. If you attend the meeting and are a shareholder of record, you may revoke your proxy and vote virtually by following the instructions described in this proxy statement.
This notice, the accompanying proxy statement and form of proxy are sent to you by order of the board of directors.
Sharon M. Callihan
Corporate Secretary
Johnstown, Pennsylvania
March 23, 2021
Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting to Be Held on April 27, 2021:
Our Proxy Statement on Schedule 14A, form of proxy card, and 2020 Annual Report on Form 10-K are available at: https://www.proxyvote.com.

AMERISERV FINANCIAL, INC.
P.O. Box 430
Johnstown, Pennsylvania 15907-0430
PROXY STATEMENT
GENERAL
Introduction
The board of directors of AmeriServ Financial, Inc. is soliciting proxies for use at our annual meeting of shareholders to be held virtually on April 27, 2021, at 1:30 p.m., Eastern Time, at https://www.virtualshareholdermeeting.com/ASRV2021. This proxy statement and enclosed proxy card are being mailed to shareholders on or about March 23, 2021. Our annual report for the year ended December 31, 2020, accompanies this proxy statement. The annual report should not be regarded as proxy solicitation material. AmeriServ Financial, Inc. (which is sometimes referred to as “ASRV,” “the company,” “we,” “us” or “our”) is the holding company for AmeriServ Financial Bank doing business as AmeriServ Financial (the “Bank”) and AmeriServ Trust & Financial Services Company (the “Trust Company”).
Solicitation of Proxies
We will bear the cost of soliciting proxies. In addition to the use of the mail, some of our directors and officers may solicit proxies, without additional compensation, in person, by telephone, or by electronic communication. We may make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and we may reimburse them for reasonable expenses they incur.
Voting Securities
As of the close of business on the record date, February 12, 2021, there were 17,066,164 shares of common stock, par value $0.01 per share, outstanding. Holders of record of our common stock as of the close of business on the record date are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. Except with respect to the election of directors, each shareholder is entitled to one vote for each share held. Holders of our common stock are entitled to cumulate their vote in the election of directors.
The three persons receiving the highest number of votes cast at the annual meeting will be elected as Class II directors (Matter No. 1). The affirmative vote of a majority of the votes cast at the annual meeting is required to approve the AmeriServ Financial, Inc. 2021 Equity Incentive Plan (Matter No. 2); the affirmative vote of a majority of the votes cast at the annual meeting is required to approve the ratification of the appointment of S.R. Snodgrass PC as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Matter No. 3), and the advisory (non-binding) vote on the compensation of our named executive officers (Matter No. 4). If any other matters are properly presented for consideration at the annual meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named in the proxy card will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. As of the date of this proxy statement, we do not anticipate that any other matters will be raised at the annual meeting.
Although the advisory votes on the compensation of our named executive officers and the advisory vote on the frequency of such votes are non-binding, as provided by law, our board of directors will review the results of the votes and take them into account in making a determination concerning executive compensation.
If you participate in our Dividend Reinvestment and Common Stock Purchase Plan, the proxy card included with this proxy statement indicates the number of shares registered in your name and the number of shares, including fractional shares, credited to your account in our Dividend Reinvestment and Common Stock Purchase Plan.

If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from that organization holding your account and, as a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote the shares held in your account. If no voting instructions are furnished at least 10 days before the annual meeting, your broker or nominee may vote your shares on your behalf in their discretion on routine matters as determined in accordance with NYSE Rule 452 by The New York Stock Exchange. A “broker non-vote” results on a matter when your broker or nominee returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you on these proposals. We believe that your broker or nominee may not have discretionary voting power with respect to Matters No. 1, No. 2, and No. 4 to be considered at this meeting. You may not vote shares held in street name at the annual meeting unless you obtain a legal proxy from that organization holding your account.
If you appropriately mark, sign and return the enclosed proxy card or voting instruction card, as the case may be, in time to be voted at the annual meeting, or if you vote by telephone or Internet in accordance with the instructions on the proxy card or voting instruction card, as the case may be, the shares represented thereby will be voted in accordance with your instructions. Signed proxies not marked to the contrary will be voted “FOR” the election of the nominees for our board of directors, “FOR” the 2021 AmeriServ Financial Equity Incentive Plan, “FOR” the ratification of the appointment of S.R. Snodgrass PC as our independent registered public accounting firm for the fiscal year ending December 31, 2021, “FOR” an advisory (non-binding) vote on the compensation of our named executive officers. Proxy holders shall have full discretion and authority to vote for any one or more of such nominees and will vote the shares represented by each proxy so as to maximize the number of nominees elected to our board of directors, except to the extent that a shareholder withholds such authority on such proxy. However, the shares represented by each proxy cannot be voted by the proxy holders for a greater number of nominees than those identified in this proxy statement.
Right of Revocation
You may revoke your proxy and change your vote at any time before the taking of the vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:
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you may submit a proxy with a later date that is received by us prior to the annual meeting;

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you may send a written notice, dated later than the proxy, that you are revoking your proxy to our Corporate Secretary at P.O. Box 430, Johnstown, Pennsylvania 15907-0430 that is received by us prior to the annual meeting;

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you may vote by telephone or via the Internet using the methods described above, in which case only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted; or

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you may virtually attend the annual meeting and vote following the instructions previously provided. Simply attending the annual meeting virtually will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you must follow the instructions provided by your broker or bank.
Quorum
Under our bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the annual meeting. Abstentions will not constitute or be counted as “votes” cast for purposes of the annual meeting, but will be counted for purposes of determining the presence of a quorum.

Principal Shareholders
Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), as of February 12, 2021, the only persons known by us to be beneficial owners of five percent or more of the outstanding shares of our common stock were as follows:
Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock
Dimensional Fund Advisors LP(1) ............................................................................... Building One 6300 Bee Cave Road Austin, Texas 78746	1,357,186	8.0%
M3 Partners, LP(2) ...................................................................................................... 10 Exchange Place, Suite 510 Salt Lake City, Utah 84111	1,214,764	7.1%
Tontine Financial Partners, L.P.(3) ............................................................................... 1 Sound Shore Drive, Suite 304 Greenwich, CT 06830-7251	919,460	5.4%

(1)
Includes subsidiaries of Dimensional Fund Advisors LP (collectively, “Dimensional”), four investment companies to which Dimensional furnishes investment advice and certain other commingled fund, group trusts and separate accounts to which Dimensional may serve as investment manager or sub-adviser. This information is based upon Amendment No. 19 to a Schedule 13G filed on February 12, 2021 with the Securities and Exchange Commission.

(2)
Includes its general partner, M3 Funds, LLC, investment adviser, M3F, Inc., and Jason A. Stock and William C. Waller, each managers of the general partner and the managing directors of the investment adviser. This information is based upon Amendment No. 4 to a Schedule 13G filed on February 12, 2021 with the Securities and Exchange Commission.

(3)
Includes its general partner, Tontine Management, L.L.C., and Jeffrey L. Gendell, who serves as the managing member of the general partner. This information is based upon Amendment No. 1 to a Schedule 13G filed on February 11, 2021 with the Securities and Exchange Commission.

MATTER NO. 1
ELECTION OF ASRV DIRECTORS
General
Under our articles of incorporation, the total number of directors may be determined by either a resolution adopted by a majority vote of the directors then in office or by a resolution adopted by the shareholders at a meeting. The number of directors for 2021 has been set by the board at eight who are not officers of the Corporation or a subsidiary or affiliate of the Corporation plus the President and Chief Executive Officer. The board has determined that all current members of our board of directors are independent, pursuant to the listing standards of The NASDAQ Global Market (“NASDAQ”), except Mr. Stopko, the current President & Chief Executive Officer of the company who is not independent by reason of his current employment relationship with ASRV. Our board of directors, as provided in our articles of incorporation, is divided into three classes, each being as nearly equal in number as possible. The directors in each class serve a term of three years or until the earlier of their resignation or their respective successors have been elected and qualified. Under our articles of incorporation, a person who is elected to fill a vacancy on the board of directors will serve as a director for the remaining term of office of the class to which he or she was elected.
Nominees and Continuing Directors
The board of directors has fixed the number of directors in Class II at three and has nominated J. Michael Adams, Jr., Margaret A. O’Malley, and Mark E. Pasquerilla for election as Class II directors, each of whom will serve a three-year term that will expire at the 2024 annual meeting of shareholders, or until the earlier of their resignation or their respective successors have been duly elected and qualified. Directors Adams, O’Malley, and Pasquerilla were previously elected by the shareholders at the 2018 annual meeting. The remaining directors will continue to serve in accordance with their previous election, with the terms of the Class I and Class III directors expiring in 2023 and 2022, respectively.
Our bylaws permit nominations for election to the board of directors to be made by the board of directors or by any shareholder entitled to vote for the election of directors. All nominations for directors to be made at the annual meeting by shareholders entitled to vote for the election of directors must be preceded by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to our Non-Executive Chairman not less than 90 days nor more than 120 days prior to the first anniversary of the date of the previous year’s annual meeting and in compliance with the procedures and with the information required by our bylaws. Such notice must contain, to the extent known, the following information:
•
the name and address of the shareholder who intends to make such nomination (the “Nominating Shareholder”);

•
the name and address of the beneficial owner, if different than the Nominating Shareholder, of any of the shares owned of record by the Nominating Shareholder (the “Beneficial Holder”);

•
the number of shares of each class and series of shares of the company which are owned of record and beneficially by the Nominating Shareholder and the number which are owned beneficially by any Beneficial Holder;

•
a representation that there are (and will be) no undisclosed arrangements and understandings between the Nominating Shareholder and any Beneficial Holder and any other person or persons pursuant to which the nomination is being made;

•
the name and address of the person or persons to be nominated;

•
a representation that the Nominating Shareholder is at the time of giving of the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•
such other information regarding each nominee proposed by the Nominating Shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by our board of directors;

•
a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Nominating Shareholder’s notice by, or on behalf of, the Nominating Shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price exchanges for, or increase or decrease the voting power of the Nominating Shareholder or any of its affiliates or associates with respect to shares of our stock; and

•
the written consent of each nominee to serve as our director if so elected.

The presiding officer of any such shareholder meeting may, in such officer’s sole discretion, refuse to acknowledge the nomination of any person which the presiding officer determines is not made in compliance with the foregoing procedure.
We have not received any properly made notice of nomination for directors from any shareholder in connection with this year’s annual meeting. Any nomination that does not comply with the procedures required by the bylaws, and any vote cast at the annual meeting for any candidate not duly nominated, will be disregarded.
With respect to the election of directors, each shareholder has the right to vote, for each share of our common stock held by the shareholder, such number of votes as shall be equal to the number of directors to be elected, and the shareholder may cast the whole number of votes for one nominee or distribute them among two or more nominees.
Each of the nominees listed is a current member of our board of directors and has expressed his or her willingness to serve. If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by our board of directors. Our management, however, has no present reason to believe that any Class I nominee will be unable to serve as a director, if elected.
The following tables set forth as to each of the nominees for election as a Class II director and as to each of the continuing Class I and Class III directors, his or her age, principal occupation and business experience, the period during which he or she has served as a member of our board of directors, or an affiliate or predecessor, and their current and recent directorships in other public companies. In addition, we briefly describe the particular experience, qualifications, attributes or skills that led our board to conclude that the person should serve as a member of our board of directors. There are no family relationships between any of the listed persons.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU CAST YOUR VOTES FOR THE ELECTION OF THE BELOW-NAMED NOMINEES TO SERVE AS CLASS II DIRECTORS.
Nominees for Election as Class II Directors — Term Expires in 2024
J. Michael Adams, Jr., Esquire, 59
Director since: 2000
Other Current Public Company Directorships: None
Other Public Company Directorships within past 5 years: None
Mr. Adams was appointed Chief Counsel to the Pennsylvania Department of Community and Economic Development in January 2018. Until this appointment, he was the managing member of Mike Adams & Associates LLC, a Pittsburgh-based law firm, from 2015 until 2017. From 2011 until 2015, Mr. Adams owned Elizabeth Milling Company, a manufacturing and packaging company of ice-melt products. His career has spanned over three decades in law, business and government. He received a bachelor of sciences from Carnegie Mellon University and a J.D. from University of Pittsburgh School of Law. His corporate, legal and board experience provide Mr. Adams skills relevant to his service on our audit and nominating/corporate governance committees respectively. Because we are a public company operating in a highly regulated industry, we believe Mr. Adams’ experience and perspective is valuable not only as a member of the board but also as Chair of the nominating/corporate governance committee.
Margaret A. O’Malley, Esquire, 61
Director since: 1997
Other Current Public Company Directorships: None
Other Public Company Directorships within past 5 years: None
Ms. O’Malley has more than three decades of experience in private legal practice at, and is the owner of, Yost & O’Malley, a law firm in Johnstown, Pennsylvania, where she advises both individuals and corporate for profit and non-profit entities. She received a bachelor of arts from the Pennsylvania State University and a J.D. from the University of Pittsburgh School of Law. She is licensed to practice law in Pennsylvania and the District of Columbia, and is an experienced litigator in both state and federal courts. Because we are a public company operating in a highly regulated industry, we believe Ms. O’Malley’s experience and perspective as an attorney is valuable not only as a member of the board but also in her continued role as Chair of the audit committee. With ASRV’s increased regulatory and corporate governance measures passed in recent years, we believe that Ms. O’Malley’s continued leadership in these roles remains important to the board’s success.

Mark E. Pasquerilla, 61
Director since: 1997
Other Current Public Company Directorships: Pennsylvania Real Estate Investment Trust (“PREIT”)
Other Public Company Directorships within past 5 years: None
Mr. Pasquerilla has been an officer and director of Pasquerilla Enterprises, LP, a Johnstown-based real estate owner and manager and also a private financial investor, and its subsidiaries since 2006. He has served as its CEO since 2013 and was its President from 2006 to 2013. From 1992 to 2006, Mr. Pasquerilla served as an officer and director of Crown Holding Company and its subsidiaries (CEO and Chairman from April 1999 to December 2006, and President from 1992 to 2006). In July 2013, the Pasquerilla Enterprises, LP consolidated group acquired Crown Holding Company and its subsidiaries. From April 1999 until it was acquired by PREIT in November 2003, he also served as Chairman and CEO of Crown American Realty Trust and as a trustee. Mr. Pasquerilla has been a trustee of PREIT since 2003 and a member of the audit and the nominating and corporate governance committees of its board of trustees since 2011. He received a bachelor of arts from Notre Dame University and a M.S. from the London School of Economics. In connection with his work as an officer and trustee of Pasquerilla Enterprises, LP, Crown Holding Company and PREIT, Mr. Pasquerilla has acquired substantial experience in real estate finance. Because, like most banks, ASRV has many real estate loans, we believe this experience is important to the board of directors. Mr. Pasquerilla is Chair of the executive committee.
Continuing Class I Directors — Term Expires in 2023
Allan R. Dennison, 74
Director since: 2005
Other Current Public Company Directorships: None
Other Public Company Directorships within past 5 years: None
Since January 2019, Mr. Dennison has served as Non-Executive Chairman of ASRV and its subsidiaries. From October 2012 until January 2019, he served as Non-Executive Vice Chairman of ASRV, and all subsidiaries. Previously, from February 2004 until October 2009, Mr. Dennison served as President & CEO of ASRV and its subsidiaries. Mr. Dennison has more than 50 years of banking experience including leadership roles in commercial lending, retail banking, and asset liability management. His prior positions included being President and CEO of Swineford National Bank, an affiliate of Fulton Financial Corporation, and senior leadership roles at Mellon Bank and Huntington National Bank. The depth and breadth of Mr. Dennison’s banking experience, community involvement, and trade industry participation over decades of economic change is highly valuable to the board.
Daniel A. Onorato, 60
Director since: 2020
Other Current Public Company Directorships: None
Other Public Company Directorships within past 5 years: None
Since 2012, Mr. Onorato has been Executive Vice President, Chief Corporate Affairs Officer for Highmark Health, headquartered in Pittsburgh, Pennsylvania. Prior to joining Highmark Health, he served two terms as chief executive of Allegheny County. Prior to that, Mr. Onorato served as Allegheny County’s controller and two terms on the Pittsburgh City Council. His professional background also includes work as an attorney and certified public accountant (CPA). We believe that his professional experience in healthcare, government, accounting and law make Mr. Onorato a valuable addition to our board given the areas that banking touches. Mr. Onorato is a member of the investment/asset liability committee and the audit committee, on which he also serves as the board’s designated audit committee financial expert under applicable SEC rules.
Sara A. Sargent, 73
Director since: 1996
Other Current Public Company Directorships: None
Other Public Company Directorships within past 5 years: None
Ms. Sargent is the owner and President of Sargent’s Court Reporting Service, Inc., Sargent’s Personnel Agency, Inc., and Sargent’s Transcription Service, Inc. She is active in all phases of the business, including operations, marketing, financial analysis, and contract negotiations. Ms. Sargent has won numerous business-related awards, including the Small Business Person of the Year for the Commonwealth of Pennsylvania and being selected by Ernst & Young and Merrill Lynch as Entrepreneur of the Year for Western Pennsylvania and West Virginia. We believe that her professional experience managing multiple organizations demonstrates that she has the capability to effectively oversee ASRV’s management as a member of the board and continues to make valuable contributions to ASRV’s committees. Ms. Sargent is the Chair of the board technology committee and Chair of the compensation/human resources committee.
Continuing Class III Directors — Term Expires in 2022
Craig G. Ford, 91
Director since: 2003
Other Current Public Company Directorships: None
Other Public Company Directorships within past 5 years: None
Since January 2019, Mr. Ford has served as the Non-Executive Vice Chairman of ASRV and its subsidiaries. From March 2004 until January 2019, he served as the Non-Executive Chairman of ASRV and its subsidiaries. From December 2002 until March 2004, he served as the Chairman, President & CEO of ASRV and its subsidiaries. From 1992 to December 2002 and since his retirement from ASRV in March 2004, he has acted as an independent consultant to small to mid-cap financial institutions and advised them on strategic planning, technology planning, business plan development and execution, and management-board coordination. From 1987 to 1992, Mr. Ford was a Group Executive Vice President of Meridian Bancorp, where he was responsible for technology and government relations. Prior to that, Mr. Ford had a long career with Mellon Bank, where he led the bank’s community banking division for 10 years until he began serving as the Chairman’s liaison with acquired companies. Mr. Ford has also been prominent in bank industry activities, including a term as President of the Pennsylvania Bankers Association, Chairman of the Pennsylvania Bankers Association Government Relations Council, and Chairman of the American Bankers Association’s Membership Criteria Committee. Mr. Ford also served as Co-Chairman of the Committee for Efficiency in Government of the Office of Management of the Budget (1974-1976), as well as serving as a member of the Financial Council of the American Management Association, and as a member of the USPS Treasury Task Force (1970-1975). He received his Bachelor of Science degree in economics from the Wharton School of Finance & Commerce of the University of Pennsylvania. Mr. Ford’s experience qualifying him for service as a member of our board of directors includes over forty years’ experience in executive or other leadership positions with banks of various different sizes. Mr. Ford is the Chair of the ALCO committee.
Kim W. Kunkle, 66
Director since: 1994
Other Current Public Company Directorships: None
Other Public Company Directorships within past 5 years: None
Since 1984, Mr. Kunkle has served as the President & CEO of Laurel Holdings, Inc. (“Laurel Holdings”), which is a closely held private company with wholly owned subsidiaries involved in underground utility construction, plumbing, janitorial services, metal machining, industrial tool distribution, and pipeline rehabilitation. Laurel Holdings employs over 200 and has sales in excess of $17 million. We believe that Mr. Kunkle’s professional experience managing a diverse organization of Laurel Holdings’ size demonstrates his ability to effectively oversee ASRV’s management as a member of the board and continues to make valuable contributions to ASRV’s committees. Mr. Kunkle is a graduate of Duke University with a bachelor of arts in Management Science. Mr. Kunkle is Chair of the Bank’s discount committee.
Jeffrey A. Stopko, 58
Director since: 2015
Other Current Public Company Directorships: None
Other Public Company Directorships within past 5 years: None
Mr. Jeffrey A. Stopko has been the Chief Executive Officer and President of AmeriServ Financial, Inc. since March 24, 2015 and the Chief Executive Officer and President of AmeriServ Financial Bank since February 16, 2016. Mr. Stopko served as Interim Chief Executive Officer and President of AmeriServ

Financial, Inc. from January 9, 2015 until March 24, 2015. Mr. Stopko served as Executive Vice President and Chief Financial and Administrative Officer of AmeriServ Financial, Inc. from May 2010 until January 9, 2015, where he directed all administrative services to include finance, information technology, credit administration and human resources. Prior to that, Mr. Stopko served as Chief Financial Officer and Principal Accounting Officer of AmeriServ Financial, Inc. since 1997, where he directed all financial and investment activities. He guided a major corporate balance sheet restructuring at AmeriServ that reduced the risk profile and provided the foundation for improved earnings. He is a licensed Certified Public Accountant with Big Four accounting experience. Mr. Stopko is a 1984 graduate of Bucknell University with a Bachelor of Science degree in Business Administration. Mr. Stopko’s extensive banking experience coupled with his accounting experience enables him to provide the board with insight as to our operations, policies, and implementation of strategic plans.
Security Ownership of Directors and Management
The following table sets forth information concerning the number of shares of our common stock beneficially owned, as of February 12, 2021, by each present director, nominee for director, and each executive officer named in the Summary Compensation Table as well as by all directors, nominees, and executive officers as a group.
Name of Beneficial Owner(1)	Shares Beneficially Owned	Percent of Class (%)
J. Michael Adams, Jr.(3)	130,180	*
Allan R. Dennison(4)	68,703	*
Craig G. Ford	83,080	*
James T. Huerth(2)(5)	80,352	*
Kim W. Kunkle(6)	134,578	*
Michael D. Lynch(2)	20,332	*
Margaret A. O’Malley	328,713	1.9
Daniel A. Onorato	9,050	*
Mark E. Pasquerilla(7)	473,536	2.8
Sara A. Sargent	220,554	1.3
Jeffrey A. Stopko(2)(8)	125,424	*
Officers, Directors and Nominees for Director as a Group (11 persons)	1,674,442	9.8

*
Less than 1%

(1)
Except as noted below, each of the identified beneficial owners, including the officers, directors and nominees for director, has sole investment and voting power as to all the shares beneficially owned with the exception of those held jointly by certain officers, directors and nominees for director with their spouses or directly by their spouses or other relatives. In addition, unless otherwise indicated, the address for each person is c/o AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430.

(2)
Includes shares of our common stock that may be acquired within sixty (60) days after the record date upon the exercise of presently exercisable stock options that were granted under the 2001 Stock Incentive Plan and the 2011 Stock Incentive Plan as follows:

Huerth — 60,286 Lynch — 12,061 Stopko — 43,918
(3)
Includes 23,897 shares of our common stock held in a voting trust for the benefit of his parents, of which Mr. Adams serves as voting trustee, and 50 shares of our common stock held on behalf of his minor child.

(4)
Includes 9,112 shares of our common stock held in Mr. Dennison’s 401(k) plan.

(5)
Includes 389 shares of our common stock held in Mr. Huerth’s 401(k) plan.

(6)
Includes 39,263 shares of our common stock held by Laurel Management Retirement Plan, of which

Mr. Kunkle is a trustee and 3,000 shares of our common stock held by Laurel Holdings, Inc., of which Mr. Kunkle is an officer. With respect to each, Mr. Kunkle has voting and investment power.
(7)
Includes 287,150 shares of our common stock held by Pasquerilla Enterprises LP, of which Mark E. Pasquerilla is the sole member of its general partner, and has the power to vote such shares, and 125,500 shares held by the Marenrico Partnership, of which Mr. Pasquerilla is one of the partners and has the power to vote such shares. 125,500 shares held by Marenrico Partnership and 287,150 shares held by Pasquerilla Enterprises LP are separately pledged to financial institutions.

(8)
Includes 46,228 shares of our common stock held in Mr. Stopko’s 401(k) plan.

Section 16(a) Beneficial Ownership Reporting Compliance
Based solely upon our review of the Forms 3 and Forms 4 filed by the beneficial owners of our common stock, we believe all reports required by Section 16(a) of the Exchange Act were filed on time.
Hedging and Pledging Prohibition
We generally do not permit our directors, officers and employees to hedge their economic exposures to our common stock that they own by engaging in transactions involving puts, calls, or other derivative securities, zero-cost collars, forward sales contracts, or buying on margin or pledging shares as collateral for a loan, except such limitation shall not apply to our securities pledged by directors and officers as collateral for a loan prior to September 1, 2015. After September 1, 2015, our board of directors may, in its discretion, approve in advance a pledge of our securities by directors and officers as collateral for a loan in a particular case and as permitted by bank regulations after taking into consideration the magnitude of the number and market value of shares proposed to be pledged in relation to the number of outstanding shares and the market value and trading volume of outstanding shares (generally, the aggregate shares pledged should not exceed 5% of shares outstanding on the date of the pledge), the percentage of shares proposed to be pledged to the total shares owned by the pledger, the amount of shares proposed to be pledged in relation to the total shares then pledged by other directors and officers, and all other factors deemed relevant by our board of directors. We believe that permitting limited pledging of our securities to serve as collateral for a bona fide loan in appropriate circumstances will encourage our directors and officers to purchase and retain shares.
Board and Committees
The board of directors has various standing committees, including an audit committee, a compensation/human resources committee, an executive committee, an investment/ALCO committee, a nominating/corporate governance committee, and a technology committee, and each committee operates under a written charter. For information regarding availability of certain of these charters, see information under the heading “Corporate Governance Documents” below. Directors are expected to attend meetings of the board, meetings of the committees on which they serve and the ASRV annual meeting of shareholders. During 2020, the board of directors held 16 meetings, the audit committee held 8 meetings, the executive committee held 0 meetings, the investment/ALCO committee held 4 meetings, the technology committee held 4 meetings, the compensation/human resources committee held 2 meetings, and the nominating/corporate governance committee held 2 meetings. There were 2 executive sessions of the board of directors excluding management. Each director attended at least 75% of the combined total of meetings of the board of directors and of each committee of which he or she was a member. Each director attended ASRV’s 2020 annual meeting of shareholders.
The executive committee serves as a resource for management to seek guidance on issues between regularly scheduled meetings or with respect to matters that generally do not warrant calling a special board meeting. In addition, from time to time, the executive committee is asked to study strategic issues in greater depth. The executive committee is comprised of Directors Pasquerilla (Chair), O’Malley (Vice Chair), Adams, Dennison, Ford, Kunkle and Sargent.
The technology committee is comprised of Sargent (Chair), O’Malley (Vice Chair), Ford, Pasquerilla, Stopko and James T. Huerth. The technology committee facilitates communication and cooperation between the Directors and Management regarding important issues related to technology.

The technology committee’s responsibilities include: (1) monitoring the deployment and usage of Information Technology throughout the company using reports and presentations from management; (2) oversight of cyber security preparedness through information security reports, discussion of internal events and discussion of cyber security topics pertinent to the company and the industry; (3) oversight of activities in support of the ASRV disaster recovery/business continuity (DR/BC) oversight to ensure optimal corporate resiliency in the unlikely event of a disaster; and (4) providing broad strategic guidance on the technology direction of ASRV by, among other things, overseeing the development of the ASRV Strategic Technology Plan.
The investment/ALCO committee is comprised of Directors Ford (Chair), Kunkle (Vice Chair), Dennison, O’Malley, Onorato, Pasquerilla, Stopko and Michael D. Lynch. This committee ensures the safety and soundness of the company and its subsidiaries through proper asset/liability management and is responsible for, among other things: developing and overseeing our asset/liability management process, including developing investment policies and monitoring investment activities; monitoring management’s handling of risks to our balance sheet; and monitoring interest rate, liquidity and market risks in accordance with policies approved by the board of directors. The investment/ALCO committee meets regularly to review investment transactions and to discuss other strategic initiatives that relate to balance sheet management and structure as considered necessary.
The audit committee is comprised of Directors O’Malley (Chair), Adams (Vice Chair), Onorato, Pasquerilla and Sargent, each of whom in the judgment of the board of directors is independent within the meaning of the NASDAQ listing requirements. Mr. Onorato is also designated as the audit committee financial expert, and meets the qualifications to serve as such under the NASDAQ listing standards. This designation does not impose any duties, obligations or liabilities on Mr. Onorato that are greater than the duties, obligations or liabilities imposed on the other members of the Audit Committee. The audit committee is responsible for the appointment, compensation, oversight, and termination of our independent auditors. The audit committee is also responsible for oversight of internal audit and loan review. The committee is required to pre-approve audit and certain non-audit services performed by the independent auditors. The committee also assists the board in providing oversight over the integrity of our financial statements, compliance with applicable legal and regulatory requirements and the performance of our internal audit function. The committee also is responsible for, among other things, reporting to our board on the results of the annual audit and reviewing the financial statements and related financial and non-financial disclosures included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Importantly, from a corporate governance perspective, the audit committee regularly evaluates the independent auditors’ independence from ASRV and its management, including approving consulting and other legally permitted, non-audit services provided by our auditors and the potential impact of the services on the auditors’ independence. The committee meets periodically with our independent auditors and our internal auditors outside of the presence of management, and possesses the authority to retain professionals to assist it in meeting its responsibilities without consulting with management. The committee reviews and discusses with management earnings releases, including the use of pro forma information (if applicable). The committee also discusses with management and the independent auditors the effect of accounting initiatives. The committee also is responsible for receiving and evaluating complaints and concerns relating to accounting and auditing matters.
The nominating/corporate governance committee is comprised of Directors Adams (Chair), O’Malley (Vice Chair), Pasquerilla and Sargent, each of whom in the judgment of the board of directors is independent within the meaning of the NASDAQ listing standards. The nominating/corporate governance committee is responsible for nominating individuals to stand for election as directors at the annual meeting of shareholders, assisting the board in the event of any vacancy on the board by identifying individuals qualified to become board members, recommending to the board qualified individuals to fill such vacancy, and recommending to the board, on an annual basis, nominees for each board committee. The committee has the responsibility to develop and recommend criteria for the selection of director nominees to the board, including, but not limited to, diversity, age, skills, experience, and time availability (including consideration of the number of other boards on which the proposed director sits) in the context of the needs of the board and ASRV and such other criteria as the committee determines to be relevant at the time. The committee has the power to apply these criteria in connection with the identification of individuals to be board members, as well as to apply the standards for independence imposed by our listing agreement with NASDAQ and all applicable federal laws in connection with this identification process.
The nominating/corporate governance committee does not maintain a formal diversity policy with respect to the identification or selection of directors for nomination to the board of directors. Diversity is just one of many factors the nominating/corporate governance committee considers in the identification and selection of director nominees. ASRV defines diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills and other personal attributes that can foster board heterogeneity in order to encourage and maintain board effectiveness.
The nominating/corporate governance committee considers potential candidates recommended by its members, management and others, including shareholders. In considering candidates recommended by shareholders, the committee will apply the same criteria it applies in connection with candidates recommended by the nominating/corporate governance committee. Shareholders may propose candidates to the nominating/corporate governance committee by delivering a notice to the nominating/corporate governance committee that contains the information required by Section 1.3 of our bylaws. In addition, shareholders may nominate persons directly for election as directors in accordance with the procedures set forth in Section 1.3 of our bylaws. A notice of any such nomination must contain all required information and must be mailed or delivered to our Non-Executive Chairman not less than 90 days or more than 120 days prior to the annual meeting. The nominating/corporate governance committee did not pay any fee to any third party to search for, identify and/or evaluate the 2021 nominees for directors.
The nominating/corporate governance committee is also responsible for making recommendations to the board of directors regarding, and monitoring compliance with: corporate governance principles applicable to the company; matters involving the company’s articles of incorporation, bylaws, shareholder proposals, committee responsibilities and other corporate governance issues; and the company’s policies, including, but not limited to, its Code of Ethics and Legal Code of Conduct, Code of Conduct for Directors, Code of Ethics for the Chief Executive Officer and Senior Financial Officers, and Policy on Personal Securities Transactions. The committee also serves as the initial reviewing forum for allegations of violations of the policies identified in this paragraph, as well as allegations of wrongdoing concerning directors and the chief executive officer.
The compensation/human resources committee is comprised of Directors Sargent (Chair), Pasquerilla (Vice Chair), Adams, and O’Malley, each of whom in the judgment of the board of directors is independent within the meaning of the NASDAQ listing standards. The purpose of the committee is to ensure the compensation programs, including the incentive plans, do not encourage unnecessary or excessive risk to the value of ASRV; support the long-term mission of ASRV and help ASRV attract and retain high quality management and directors through competitive, flexible compensation arrangements that adequately reward significant achievement in a manner that is economically defensible and consistent with corporate performance; comply with disclosure and other legal, tax and regulatory requirements; and are effectively communicated, as appropriate, to interested parties, including investors, other members of the board of directors, officers, employees and the community. The committee’s oversight includes, but are not limited to, an understanding of ASRV’s long-term goals; director compensation; CEO total compensation including base salary compensation, cash-based incentive compensation and stock-based compensation; evaluate and review other executive base compensation, cash-based incentive compensation and stock-based compensation with compensation adjustments for ASRV’s other named executive officers in its proxy statement on an individual basis after receiving recommendations from the CEO; executive employment and change in control agreements; and review of management succession plans. The committee’s processes and procedures for determining executive compensation are described below under “Compensation Discussion and Analysis.” The committee’s procedure for determining director compensation is to benchmark director compensation against compensation paid by similar asset size publicly traded peer financial institutions. The committee also encourages stock ownership by directors by directing that the annual retainer be paid in our common stock and by facilitating the use of monthly board fees for the purchase of additional shares of our common stock. The committee also has general oversight of human resources matters at ASRV’s subsidiaries. During 2020, the committee did not retain an independent compensation consultant.

Board Leadership Structure and Risk Oversight
The board of directors currently separates the role of Non-Executive Chairman of the Board of Directors from the role of President and Chief Executive Officer. We believe that the separation of these roles, while not always necessary, is appropriate in the current economic and regulatory environment in which ASRV operates. We believe that the President and Chief Executive Officer should primarily focus on managing ASRV’s operations in a manner that executes its corporate strategy. Conversely, we believe that our Non-Executive Chairman of the Board of Directors should primarily focus on leading the board’s oversight of corporate governance matters, monitoring the progress and effectiveness of the President and Chief Executive Officer and management in implementing the company’s corporate strategy, and ensuring that the board is receiving, with sufficient frequency, the information it requires to act effectively, including providing proper risk oversight.
We believe that each member of our board of directors in his or her fiduciary capacity has a responsibility to monitor and manage risks faced by ASRV. The board has the Chief Risk Officer, representing management, making two detailed presentations to the entire board each year. These presentations speak of each known risk in the company, its severity, and the actions of management to eliminate it or at the very least to mitigate it. At a minimum this requires the members of our board of directors to be actively engaged in board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors. Furthermore, because the banking industry is highly regulated, certain risks to ASRV are monitored by the board of directors through its review of ASRV’s compliance with regulations set forth by its regulatory authorities, including the Pennsylvania Department of Banking and Securities, the Board of Governors of the Federal Reserve System, and the Federal Deposit Insurance Corporation, and recommendations contained in regulatory examinations.
We believe risk oversight is a responsibility for each member of the board of directors. Each of our committees concentrates on specific risks for which they have an expertise, and each committee is required to regularly report to the board of directors on its findings. For example, the investment/ALCO committee regularly monitors ASRV’s exposure to certain investment risks, such as the effect of interest rate or liquidity changes, while our audit committee monitors ASRV’s exposure to certain reputational risks by establishing and evaluating the effectiveness of the company programs to report and monitor fraud and by monitoring ASRV’s internal controls over financial reporting. Our compensation/human resources committee’s role in monitoring the risks related to our compensation structure is discussed in further detail in the section titled “Our Compensation Policies and Risk” below.
Compensation/Human Resources Committee Interlocks and Insider Participation
Directors Sargent (Chair), Pasquerilla (Vice Chair), Adams, and O’Malley are excluded from participation in any plan administered by the compensation/human resources committee while serving as a member of such committee, except for participation in the Independent Directors’ Annual Retainer Plan (the committee’s administration of which is limited to coordinating the payment of a predetermined retainer), a non-employee director deferred compensation plan, and the ASRV 2011 Stock Incentive Plan, which was previously approved by shareholders on April 26, 2011.
None of our executive officers serves as a member of the board of directors, or on the compensation committee, of any entity that has one or more executive officers serving on our board of directors or compensation/human resources committee.
Executive Officers
Our current executive officers and certain biographical information regarding them, other than Mr. Stopko, whose information is included under “Matter No. 1 — Election of ASRV Directors,” is listed below. All data is as of the date of this proxy statement.
Michael D. Lynch, age 60, Senior Vice President, Chief Financial Officer, Chief Investment Officer, and Chief Risk Officer of AmeriServ Financial, Inc. Mr. Lynch became Senior Vice President, Chief Financial Officer and Chief Investment Officer on March 19, 2015, with Chief Risk Officer added on January 9, 2017.

Mr. Lynch had been interim Chief Financial Officer of AmeriServ Financial, Inc. from January 15, 2015 until such appointment, following the promotion of Mr. Stopko. Mr. Lynch has served as Senior Vice President and Chief Investment and Chief Risk Officer of AmeriServ since 2013. Prior to 2013, he had been Vice President and Chief Investment and Chief Risk Officer of AmeriServ from 2005 to 2013.
James T. Huerth, age 59, President and Chief Executive Officer of AmeriServ Trust and Financial Services Company. Effective February 19, 2016, Mr. Huerth was appointed the President and Chief Executive Officer of AmeriServ Trust and Financial Services Company. Until such appointment, Mr. Huerth was the President and Chief Executive Officer of AmeriServ Financial Bank since March 19, 2015, positions which he had held on an interim basis since January 9, 2015. Prior to this appointment, Mr. Huerth had served as Executive Vice President and Chief Banking Officer of the Bank from 2009 until his appointment to President and Chief Executive Officer of AmeriServ Financial Bank. Mr. Huerth was Director of Corporate Banking, Senior Executive Vice President of StellarOne from 2008 to 2009, and President and CEO and a member of the board of directors of Planters Bank and Trust Co. from 2004 to 2008.
Executive Compensation
Introduction
The compensation/human resources committee administers our executive compensation program. The committee, which is composed entirely of independent directors, operates under a written charter and is responsible for determining and recommending to the full board the total compensation of the President and Chief Executive Officer (the “CEO”) and, with the recommendations of the CEO, evaluating and reviewing the compensation of the other executive officers identified in the Summary Compensation Table that appears following this “Executive Compensation” (we refer to the CEO and the other executive officers identified in that table collectively as the “Named Executive Officers”), for administering our incentive compensation programs (including our stock incentive plan), for approving and overseeing the administration of our employee benefits programs, for providing insight and guidance to management with respect to employee compensation generally, and for reviewing and making recommendations to the board with respect to director compensation. During 2020, the committee did not retain an independent compensation consultant.
The compensation/human resources committee annually reviews the adequacy of its charter and recommends changes to the board for approval. The compensation/human resources committee meets at scheduled times during the year and also acts upon occasion by written consent. The chair of the committee reports on committee activities and makes committee recommendations at meetings of the board of directors.
Compensation Philosophy.
Our executive compensation programs seek to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting our need to attract and retain competent executive management. Toward this end, the compensation/human resources committee has developed an executive compensation policy, along with supporting executive compensation plans and programs, which are intended to attain the following objectives:
•
emphasize the enhancement of shareholder value;

•
support the acquisition and retention of competent executives;

•
deliver the total executive compensation package in a cost-effective manner;

•
reinforce key business objectives;

•
provide competitive compensation opportunities for competitive results;

•
encourage management ownership of our common stock; and

•
comply with applicable regulations.

The committee collects and analyzes findings regarding competitive positioning of compensation in light of ongoing performance results. These findings generally assess: ASRV’s financial and securities market performance; executive compensation competitiveness by position (survey-based and peer-based); and aggregate organization-wide compensation competitiveness and total personnel costs. In light of this information, the committee recommends executive salary adjustments, recommends executive discretionary incentive/bonus plans, and administers our 2011 Stock Incentive Plan. Additionally, from time to time, the committee reviews other human resource issues, including qualified and non-qualified benefits, management performance appraisals, and succession planning.
In order to make the foregoing assessments, the committee uses comparisons of competitive executive pay practices taken from banking industry compensation surveys and, from time-to-time, consultation with independent executive compensation advisors. Peer groups and competitive compensation practices are determined using executive compensation packages at bank holding companies and subsidiaries of comparable size to us and our subsidiaries. However, the committee does not maintain a specific target percentile with respect to this peer group in determining executive compensation levels. A selection of national information is used for comparative compensation survey data, including data from a peer group of small-cap bank holding companies in our geographic area. The peer group is periodically revised, and, for 2020compensation decisions, the group consisted of the following companies: ACNB Corporation, Franklin Financial Services Corporation, Peoples Financial Services Corp., Chemung Financial Corporation, Codorus Valley Bancorp, Inc., First United Corporation, FNCB Bancorp, Citizens & Northern Corporation, Penns Woods Bancorp, Inc., Orrstown Financial Services, Inc., ESSA Bancorp, Inc., CB Financial Services, Inc., Riverview Financial Corporation, and Norwood Financial Corporation.
Our executive compensation policy is designed to encourage decisions and actions that have a positive impact on overall corporate performance. For that reason, participation is focused on executive officers who have the greatest opportunity to influence the achievement of strategic corporate objectives.
We use two components of the executive compensation program to establish and maintain the desired relationship between executive pay and performance.
The first component, the formal performance appraisal system, relates to annual salary adjustments. We establish quantitative and qualitative performance factors for each executive position, and annually evaluate the performance of the executive against these standards. We then integrate this appraisal with market-based adjustments to salary ranges to determine if a base salary increase is merited.
The second component of ensuring the desired relationship between executive pay and performance relates to the committee’s role in administering our 2011 Stock Incentive Plan and recommending executive discretionary cash incentive/bonus awards. The committee recommends cash and equity at-risk compensation awards to the board of directors when, in the judgment of committee members, such awards are justified by the performance of executive officers in relation to our performance with due regard for the level of risk assumed by the company.
The accounting and tax treatment of particular forms of compensation do not materially affect the committee’s compensation decisions. However, the committee evaluates the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.
Components of Compensation.
The elements of compensation for the Named Executive Officers are generally comprised of the following:
•
base salary,

•
incentive opportunities under our cash- and stock-based incentive compensation program,

•
equity awards under our 2011 Stock Incentive Plan,

•
benefits under our pension plan,

•
benefits under our health and welfare benefits plans, and

•
certain limited perquisites.

1. Base Salary.   The compensation/human resources committee reviews the base salaries of the Named Executive Officers on an annual basis as well as in the event of any promotion or significant change in job responsibilities. The committee reviews peer group data to establish a market-competitive executive base salary program, combined with a formal performance appraisal system that focuses on awards that are integrated with strategic corporate objectives. Salary income for each Named Executive Officer is reported in the Summary Compensation Table, which appears following this Compensation Discussion and Analysis.
2. Incentive Cash and Stock Compensation.   We have an established, written executive incentive compensation plan, our Executive At-Risk Incentive Compensation Plan, which generally provides for payment of 75% in cash and 25% in stock for the achievement of corporate performance goals, weighted 75%, and individual performance goals, weighted 25%. In order to receive a payment under the plan, a participant has to be employed on the date of payout. With respect to the corporate performance goals for 2020, we based incentive award opportunities on both an annual company-wide budgeted return on assets (“ROA”) target of 0.51% and 65% of the average ROA for the previously named peer group, after excluding the highest and lowest performer. The maximum bonus targets for 2020 were 33%, 25%, and 28% of base salary for Messrs. Stopko, Lynch and Huerth, respectively. The compensation/human resources committee believes it set the performance measures for 2020 such that the performance goals were appropriate. Based upon publicly reported results for the year ended December 31, 2020, we achieved an ROA of 0.37% which was below our budget target so there was no payout for any of the named executive officers under the Executive At-Risk Incentive Compensation Plan.
3. Equity Awards.   We use the grant of stock options under our 2011 Stock Incentive Plan as the primary vehicle for providing long-term incentive compensation opportunities to our senior officers, including the Named Executive Officers. The 2011 Stock Incentive Plan provides for the grant of restricted stock awards and qualified and non-qualified stock options. We grant all stock options with a per share exercise price that is not less than 100% of the fair market value of such shares on the date that the option is granted. Accordingly, grantees will not obtain any value from the option grant under our 2011 Stock Incentive Plan unless the market price of our common stock increases after the date of grant. The 2011 Stock Incentive Plan is designed to provide at-risk (incentive) compensation that aligns management’s financial interests with those of our shareholders, encourages management ownership of our common stock, supports the achievement of corporate short and long-term financial objectives, and provides competitive equity reward opportunities. We have not adopted any specific policy regarding the amount or timing of any stock-based compensation under our 2011 Stock Incentive Plan. We did not grant any stock option or restricted stock awards to any of the named executive officers in fiscal year 2020. Information concerning the number of options held by each Named Executive Officer as of December 31, 2020, is set forth in the Outstanding Equity Awards at Fiscal Year-End Table, which appears below.
4. Pension Plan and Deferred Compensation Plan.   We maintain a defined benefit pension plan for the benefit of our employees, including the Named Executive Officers. Benefits under the plan are based upon an employee’s years of service and highest average compensation for a five-year period. The 2020 increase in the actuarial present values of each Named Executive Officer’s accumulated benefit under the plan is set forth in the Summary Compensation Table, which appears below, and the actuarial present value of each Named Executive Officer’s accumulated benefit under the plan and the aggregate number of years of service credited to each Named Executive Officer is set forth in the Pension Benefits Table, which also appears below. Effective January 1, 2013, we amended the defined benefit pension plan to provide that non-union employees hired on or after that date are not eligible to participate. Effective January 1, 2014, we amended the defined benefit pension plan to provide that union employees hired on or after that date are not eligible to participate. Instead, such employees are eligible to participate in a qualified 401(k) retirement plan. All of the Named Executive Officers continue to participate in the defined benefit pension plan under the old plan provisions.
We also maintain the AmeriServ Financial Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), under which participants who are among a select group of management or highly compensated employees (including our Named Executive Officers) may elect to defer receipt of all or a portion of any annual incentive bonus and/or salary payable to such participants with respect to a fiscal year.

Under the Deferred Compensation Plan, which was effective January 1, 2015, each participant may make an irrevocable deferral election before the beginning of the fiscal year to which such compensation relates. Participants can elect to receive distributions of their accounts in the Deferred Compensation Plan, either in a lump sum or in installments, commencing within 30 days following either (i) their separation of service or disability, or (ii) a specified date. Participants may elect to allocate the deferred amounts into an investment account and select among various investment options upon which the rate of return of the deferred amounts will be based. Participants’ investment accounts are adjusted periodically to reflect the deemed gains and losses attributable to the deferred amounts. Each participant is always 100% vested in their investment accounts. The Deferred Compensation Plan is a non-qualified deferred compensation plan. As such, the rights of all participants to any deferred amounts represent our unsecured promise to pay and the deferred amounts remain subject to the claims of the company’s creditors. Information about our Named Executive Officers participation in the Deferred Compensation Plan for 2020 can be found below under the caption “Nonqualified Deferred Compensation Plan.”
5. Health and Welfare Benefits.   We provide health, life, and disability insurance, and other employee benefits programs to our employees, including the Named Executive Officers. The compensation/human resources committee is responsible for overseeing the administration of these programs and believes that our employee benefits programs should be comparable to those maintained by other members of our peer group so as to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees. We provide these employee benefits plans on a non-discriminatory basis to all full-time employees.
6. Perquisites.   We provide our Named Executive Officers with additional benefits not generally available to our other employees. For example, as set forth in the footnotes to our Summary Compensation Table, which appears below, certain of our Named Executive Officers receive reimbursements for the purchase or lease of, and the operation expenses for, a motor vehicle and for country club membership fees and dues. The compensation/human resources committee believes that these perquisites are offered by its competitors for talented executive officers and allow us to remain competitive in attracting and retaining talented executive officers.
2020 Executive Officer Compensation.
For 2020, we increased the Named Executive Officers’ base salaries in order to, among other things, maintain their compensation at a competitive level. The committee’s independent compensation consultant provided an updated study to the committee in 2019 which included the compensation levels of each of the Named Executive Officers and those from the previously identified peer group. The independent compensation consultant also examined with the committee the pay practices from other Pennsylvania, New York, New Jersey, and Ohio based financial institutions with assets generally between $1 billion and $2 billon, with data from the Economic Research Institute used to normalize the information for Johnstown, Pennsylvania. The compensation/human resources committee also considered a number of factors in setting these new levels, including an annual review of peer compensation and the overall performance of the company.
As part of our compensation program, we entered into agreements with Messrs. Stopko, Lynch, and Huerth pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. See “Employment Contracts and Payments Upon Termination or Change in Control” below for a more detailed description of these events. We believe that this structure will help: (i) assure the executives’ full attention and dedication to the company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control; (ii) assure the executives’ objectivity for shareholders’ interests; (iii) assure the executives of fair treatment in case of involuntary termination following a change in control; and (iv) attract and retain key talent during uncertain times.
Our Compensation Policies and Risk.
The compensation/human resources committee discussed, evaluated, and reviewed with our chief risk officer all of the company’s employee compensation programs in light of the risks posed to us by such programs. The compensation/human resources committee also discussed, evaluated, and reviewed with our chief risk officer all of the compensation programs in which the Named Executive Officers participate to assess whether any aspect of these programs create risks that are reasonably likely to have a material adverse effect on us. The compensation/human resources committee met with our chief risk officer in February 2020 and November 2020 with respect to the foregoing.
At the conclusion of this review, the compensation/human resources committee determined that our compensation programs for our Named Executive Officers do not create risks that are reasonably likely to have a material adverse effect on us.
Restatement of Financial Statements.
The compensation/human resources committee is of the view that, to the extent permitted by law, it has authority to retroactively adjust any cash or equity-based incentive award paid to any senior officer (including any Named Executive Officer) where the award was based upon our achievement of specified financial goals and it is subsequently determined following a restatement of our financial statements that the specified goals were not in fact achieved. There has been no restatement of our financial statements, and, therefore, there have been no retroactive adjustments of any cash or equity-based incentive award on such a basis.
Compensation Paid to Executive Officers
The following table sets forth information for the years ended December 31, 2018, 2019 and 2020 concerning the compensation of our Named Executive Officers for services in all capacities to us and our subsidiaries.
SUMMARY COMPENSATION TABLE
Name, Age and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Jeffrey A. Stopko, age 58............................... President and CEO of ASRV and AmeriServ Financial Bank	2020	352,950	0	0	0	0	212,058	14,281	579,289
	2019	342,375	0	0	0	0	246,419	16,429	605,223
	2018	327,500	0	0	0	40,862	151,770	16,692	536,824
Michael D. Lynch, age 60.............................. Senior Vice President, CFO, Chief Investment Officer, & Chief Risk Officer of ASRV and AmeriServ Financial Bank and Treasurer of AmeriServ Trust and Financial Services Company	2020	201,750	0	0	0	0	180,652	4,758	387,160
	2019	195,375	0	0	0	0	226,438	3,630	425,444
	2018	186,125	0	0	0	17,593	148,481	3,481	355,680
James T. Huerth, age 59................................ President and CEO of AmeriServ Trust and Financial Services Company	2020	293,350	0	0	0	0	221,344	13,541	528,235
	2019	286,000	0	0	0	0	217,25	11,560	514,816
	2018	275,250	0	0	0	42,555	137,442	11,449	466,696

(1)
For 2020, includes, as applicable, (a) premiums we pay for life insurance policies with coverage limits above $50,000 for each named executive officer; (b) country club dues for Messrs. Stopko and Huerth; (c) the aggregate incremental cost of a company-provided automobile for Messrs. Stopko and Huerth; and (d) our 401(k) plan matching contributions for each of Messrs. Stopko, Lynch, and Huerth, in the amount of $3,530 $2,017, and $2,933 respectively.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by each Named Executive Officer as of December 31, 2020.
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date
Jeffrey A. Stopko..................................	1,500 11,403 6,515 25,000 10,000	0 0 0 0 0	0 0 0 0 0	$ $ $ $ $	2.28 2.75 3.23 3.18 2.96	2/16/2021 3/15/2022 3/15/2023 2/19/2024 3/19/2025
Michael D. Lynch.................................	1,061 5,000	0 0	0 0	$ $	3.23 2.96	3/15/2023 3/19/2025
	6,000	0	0		$2.96	4/11/2026
James T. Huerth....................................	3,000 11,402 6,384 25,000 7,500	0 0 0 0 0	0 0 0 0 0	$ $ $ $ $	2.28 2.75 3.23 3.18 2.96	2/16/2021 3/15/2022 3/15/2023 2/19/2024 3/19/2025
	10,000	0	0		$2.96	4/11/2026
Pension Benefits
The following table sets forth information concerning plans that provide for payments or other benefits at, following, or in connection with, retirement for each Named Executive Officer.
PENSION BENEFITS FOR THE YEAR ENDED DECEMBER 31, 2020
Name	Plan Name	Number of years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Jeffrey A. Stopko	Defined Benefit Plan	34	1,190,937	0
James T. Huerth	Defined Benefit Plan	11	932,478	0
Michael D. Lynch	Defined Benefit Plan	38	937,144	0

(1)
The present value of accumulated benefits was calculated with the following assumptions. Retirement occurs at age 65. At that time, the participants take a lump sum based on the accrued benefit as of

December 31, 2020. The lump sum is calculated using an interest rate of 2.47% and the IRS 2020 applicable mortality table for IRC Section 417(e). The lump sum is discounted to December 31, 2020, at a rate of 2.47% per year.
Benefits described in the foregoing table relate to the qualified defined benefit retirement plan. Remuneration for pension benefit purposes is total cash remuneration paid to an employee for a calendar year, including base salary, wages, commissions, overtime, bonuses and any other form of extra cash compensation and any pre-tax contributions under a qualified retirement or cafeteria plan. Effective January 1, 2015, excluded items include amounts contributed by the Employer under the plan, non-taxable fringe benefits, country club dues, company-paid automobiles, cafeteria plan refund reimbursements and employee automobile allowances. Effective January 1, 2016, excluded items also include our contributions to a health savings account. An employee’s benefit is determined on the basis of the employee’s final average compensation, which means the average annual compensation received by the employee in the five consecutive years out of ten years before the employee’s termination of employment for which the average annual compensation is highest.
As of December 31, 2020, Messrs. Stopko, Huerth, and Lynch are eligible for an early retirement benefit under the pension plan because they are at least 55 years old and have at least 10 years of credited service. The early retirement benefit is equal to the accrued normal retirement benefit reduced 5/9% per month for each of the first five years and 5/18% per month for each of the next five years by which the commencement date of the pension precedes the normal retirement date.
Retirement benefits under the pension plan are paid for the life of the employee with a right of survivorship with respect to ten years of post-retirement benefits. Other optional forms of benefits are available in actuarially equivalent amounts.
Nonqualified Deferred Compensation Plan
Set forth below is information regarding our Named Executive Officers’ participation in the AmeriServ Financial Executive Deferred Compensation Plan.
Nonqualified Deferred Compensation — 2020
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
James T. Huerth	32,269	—	910	—	220,502
Employment Contracts and Payments Upon Termination or Change in Control
We enter into employment contracts and change in control agreements with certain of our employees, including the Named Executive Officers, when we determine that an employment or change in control agreement is warranted in order to ensure the executive’s continued employment in light of prevailing market competition for the particular position held by the executive officer, or where it is determined it is necessary in light of the prior experience of the executive or our practices with respect to other similarly situated employees.
Mr. Stopko’s Employment Agreement
In connection with Mr. Stopko’s appointment as our President and Chief Executive Officer on April 27, 2015, we entered into an employment agreement with Mr. Stopko, which was for a period of two years from the effective date and automatically renews annually for a one-year term unless one party provides the other party a written non-renewal notice at least 90 days in advance of the end of such period. The employment agreement provides that Mr. Stopko must maintain a primary residence during his employment term in our primary market area and generally provides that Mr. Stopko may not compete with our business for at least two years following termination of his employment or solicit any of its employees, consultants, customers, clients, or vendors for at least one year following termination of his employment. Under his employment agreement, Mr. Stopko is entitled to, among other things: (i) an annual base salary of $285,000 ($352,950 as of December 31, 2020); (ii) participate in our health insurance and life insurance benefit plans, defined benefit program, 401(k) plan and long-term disability benefit plan; (iii) be eligible to receive annual bonuses, in such amounts and at such times, if any, as may be approved by our board of directors in accordance with the Executive At-Risk Compensation Plan as a level one participant, with such annual payment not to exceed 33% of Mr. Stopko’s base salary; and (iv) certain other perquisites related to personal time, use of a vehicle owned or leased by us, and country club membership expenses.
The employment agreement and Mr. Stopko’s employment may be terminated for cause (as defined in the employment agreement) by written notice from us. If the employment agreement is terminated for cause, Mr. Stopko’s rights under the employment agreement terminate as of the effective date of termination. The employment agreement also terminates without further payments to Mr. Stopko as of the termination date, in the event of his voluntary termination of employment (other than as specified following a change in control as defined in the employment agreement), retirement at his election, death or disability (as defined in the employment agreement). Mr. Stopko agrees that, in the event his employment under the employment agreement is terminated for any reason, he will concurrently resign as our director and a director of any of our respective affiliates if he is then serving as a director of any such entities.
In the event that Mr. Stopko’s employment is either involuntarily terminated other than for cause or disability in the absence of a change in control (as defined in the employment agreement), he will continue to receive his monthly base salary in effect on the date of termination for a period of twenty-four months and health insurance benefits substantially similar to those which Mr. Stopko was receiving immediately prior to the date of termination for the two year period immediately following the date of termination; provided that Mr. Stopko will be responsible for the payment of premiums for such benefits in the same amount as our active employees.
In the event that, following a change in control, either Mr. Stopko’s employment is terminated involuntarily other than for cause or disability or Mr. Stopko resigns after the occurrence of certain specified occurrences described below, Mr. Stopko will generally receive a cash lump-sum payment within 30 days following his termination in an amount equal to 2.99 times his annual base salary then in effect. In addition, for a period of three years following termination, we will arrange to provide Mr. Stopko with health insurance benefits substantially similar to those which Mr. Stopko was receiving immediately prior to the date of termination effect; provided that Mr. Stopko will be responsible for the payment of premiums for such benefits in the same amount as our active employees.
The additional specified circumstances include:
•
a reduction in his title, responsibilities, including reporting responsibilities, or authority, including such title, responsibilities, or authority as such may have been increased from time to time during the term of the employment agreement, which results in a material negative change to Mr. Stopko in the employment relationship;

•
the assignment of Mr. Stopko to duties inconsistent with his office as existed on the day immediately prior to the date of a change in control, which results in a material negative change to Mr. Stopko in the employment relationship;

•
a reduction in Mr. Stopko’s annual base salary in effect on the day immediately prior to the date of the change in control;

•
a termination of Mr. Stopko’s participation, on substantially similar terms, in any of our incentive compensation or bonus plans in which Mr. Stopko participated immediately prior to the change in control, or any change or amendment to any of the substantive provisions of any of such plans which would materially decrease the potential benefits to Mr. Stopko under any of such plans;

•
a failure by us to provide Mr. Stopko with benefits at least as favorable as those enjoyed by Mr. Stopko under any of our pension, life insurance, medical, health and accident, disability or other employee plans in which Mr. Stopko participated immediately prior to the change in control, or the taking of any action by us that would materially reduce any of such benefits in effect at the time of the change in control, unless such reduction relates to a reduction in benefits applicable to all employees generally; or
•
our material breach of the employment agreement.

The employment agreement provides that, in the event that any amounts or benefits payable to Mr. Stopko under the employment agreement as a result of his termination of employment, when added to other amounts or benefits which may become payable to him by us, would be subject to an excise tax, the amounts and benefits payable under the employment agreement will be reduced to such extent as may be necessary to avoid such imposition.
The employment agreement generally defines the term “change in control” as the occurrence of any of the following during the term of the employment agreement:
•
any “person” or “group” which is not an affiliate of AmeriServ (as those terms are defined or used in Section 13(d) of the Exchange Act), as enacted and in force on the date of the employment agreement) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act, as enacted and in force on the date of the employment agreement) of our securities representing fifty percent (50%) or more of the combined voting power of our securities then outstanding; or

•
there occurs a merger, consolidation, share exchange, division or other reorganization involving us and another entity which is not our affiliate in which our shareholders do not continue to hold a majority of the capital stock of the resulting entity, or a sale, exchange, transfer, or other disposition of substantially all of our assets to another entity or other person which is not our affiliate.

The employment agreement generally defines the term “cause” as:
•
a material breach of the employment agreement by Mr. Stopko that is not cured by Mr. Stopko within 30 days following the date he received written notice from us of our intent to terminate his employment for cause as a result of such material breach;

•
Mr. Stopko’s commission of any act involving dishonesty or fraud or conduct, whether or not said act brings us into public disgrace or disrepute in any respect, including but not limited to acts of dishonesty or fraud, commission of a felony or a crime of moral turpitude;

•
gross negligence or willful misconduct by Mr. Stopko with respect to us or Mr. Stopko’s continuing and unreasonable refusal to substantially perform his duties with us as specifically directed by the board; or

•
Mr. Stopko’s abuse of drugs, alcohol, or other controlled substances if Mr. Stopko has refused treatment for such substance abuse or has failed to successfully complete treatment for such substance abuse within the past 12 months.

In connection with the employment agreement, a termination for “good reason” will be considered to have occurred if such termination occurs absent a change in control and is on account of a reduction in the Executive’s annual base salary except for: (i) across-the-board salary reductions similarly affecting all our salaried employees; or (ii) across-the-board salary reductions similarly affecting all our senior executive officers. Mr. Stopko’s right to terminate employment for good reason is subject to the following conditions: (a) we will pay amounts payable upon a good reason termination if Mr. Stopko actually terminates employment within two years following the initial existence of the good reason event; and (b) Mr. Stopko must provide written notice to us of the good reason event within 90 days of the initial existence of the event and we must be given at least 30 days to remedy such situation.
Mr. Huerth’s Employment Agreement
Effective May 17, 2010, the Bank entered into an employment agreement with Mr. Huerth. The employment agreement was for a period of one year from the effective date and automatically renews annually for a one-year term unless one party provides the other party a written non-renewal notice at least 90 days in advance of the end of such period. The employment agreement provides that Mr. Huerth may not compete with our business or solicit any of its employees, consultants, customers, clients, or vendors for at least two years following termination of his employment. Under his employment agreement, Mr. Huerth is entitled to, among other things: (i) an annual base salary of $175,000 ($293,350 as of December 31, 2020); (ii) participate in our health insurance and life insurance benefit plans, defined benefit program, 401(k) plan and long-term disability benefit plan; (iii) be eligible to receive annual bonuses, in such amounts and at such times, if any, as may be approved by our board of directors in accordance with the Executive At-Risk Compensation Plan; and (iv) certain other perquisites related to personal time, use of a vehicle owned or leased by us, and country club membership expenses.
The employment agreement and Mr. Huerth’s employment may be terminated for cause (as defined in the employment agreement) by written notice from us. If the employment agreement is terminated for cause, Mr. Huerth’s rights under the employment agreement terminate as of the effective date of termination. The employment agreement also terminates without further payments to Mr. Huerth as of the termination date, in the event of his voluntary termination of employment (other than as specified following a change in control as defined in the employment agreement), retirement at his election, death or disability (as defined in the employment agreement). Mr. Huerth agrees that, in the event his employment under the employment agreement is terminated for any reason, he will concurrently resign as our director and a director of any of our respective affiliates if he is then serving as a director of any such entities.
In the event that Mr. Huerth’s employment is either involuntarily terminated other than for cause or disability in the absence of a change in control (as defined in the employment agreement), he will continue to receive a severance payment equal to 0.75 times his annual base salary then in effect and continuation of health insurance benefits substantially similar to those which Mr. Huerth was receiving immediately prior to the date of termination for the nine month period immediately following the date of termination; provided that Mr. Huerth will be responsible for the payment of premiums for such benefits in the same amount as our active employees.
In the event that, following a change in control, either Mr. Huerth’s employment is terminated involuntarily other than for cause or disability or Mr. Huerth resigns after the occurrence of certain specified “good reason” occurrences described below, Mr. Huerth will generally receive a cash lump-sum payment within 30 days following his termination in an amount equal to two times his annual base salary then in effect plus an additional payment equal to the additional retirement benefits he would have earned had he continued in employment for an additional three years. In addition, for a period of three years following termination, we will arrange to provide Mr. Huerth with health insurance benefits substantially similar to those which Mr. Huerth was receiving immediately prior to the date of termination effect; provided that Mr. Huerth will be responsible for the payment of premiums for such benefits in the same amount as our active employees.
The additional specified “good reason” circumstances include:
•
a reduction in his title, responsibilities, including reporting responsibilities, or authority, including such title, responsibilities, or authority as such may have been increased from time to time during the term of the employment agreement, which results in a material negative change to Mr. Huerth in the employment relationship;

•
the assignment of Mr. Huerth to duties inconsistent with his office as existed on the day immediately prior to the date of a change in control, which results in a material negative change to Mr. Huerth in the employment relationship;

•
a reduction in Mr. Huerth’s annual base salary in effect on the day immediately prior to the date of the change in control;

•
a termination of Mr. Huerth’s participation, on substantially similar terms, in any of our incentive compensation or bonus plans in which Mr. Huerth participated immediately prior to the change in control, or any change or amendment to any of the substantive provisions of any of such plans which would materially decrease the potential benefits to Mr. Huerth under any of such plans;

•
a failure by us to provide Mr. Huerth with benefits at least as favorable as those enjoyed by Mr. Huerth under any of our pension, life insurance, medical, health and accident, disability or other employee plans in which Mr. Huerth participated immediately prior to the change in control, or the taking of any action by us that would materially reduce any of such benefits in effect at the time of the change in control, unless such reduction relates to a reduction in benefits applicable to all employees generally; or
•
our material breach of the employment agreement.

Mr. Huerth’s right to terminate employment for good reason is subject to the following conditions: (a) any amounts payable upon a good reason termination will be paid only if Mr. Huerth actually terminates employment within one year following the initial existence of the good reason event; and (b) Mr. Huerth must provide written notice to us of the good reason event within 90 days of the initial existence of the event and we must be given at least 30 days to remedy such situation.
The employment agreement provides that, in the event that any amounts or benefits payable to Mr. Huerth under the employment agreement as a result of his termination of employment, when added to other amounts or benefits which may become payable to him by us, would be subject to an excise tax, the amounts and benefits payable under the employment agreement will be reduced to such extent as may be necessary to avoid such imposition.
The employment agreement generally defines the term “change in control” as the occurrence of any of the following during the term of the employment agreement:
•
any “person” or “group” which is not an affiliate of AmeriServ (as those terms are defined or used in Section 13(d) of the Exchange Act), as enacted and in force on the date of the employment agreement) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act, as enacted and in force on the date of the employment agreement) of our securities representing fifty percent (50%) or more of the combined voting power of our securities then outstanding; or

•
there occurs a merger, consolidation, share exchange, division or other reorganization involving us and another entity which is not our affiliate in which our shareholders do not continue to hold a majority of the capital stock of the resulting entity, or a sale, exchange, transfer, or other disposition of substantially all of our assets to another entity or other person which is not our affiliate.

The employment agreement generally defines the term “cause” as:
•
a material breach of the employment agreement by Mr. Huerth that is not cured by Mr. Huerth within 30 days following the date he received written notice from us of our intent to terminate his employment for cause as a result of such material breach;

•
Mr. Huerth’s commission of any act involving dishonesty or fraud or conduct, whether or not said act brings us into public disgrace or disrepute in any respect, including but not limited to acts of dishonesty or fraud, commission of a felony or a crime of moral turpitude;

•
gross negligence or willful misconduct by Mr. Huerth with respect to us or Mr. Huerth’s continuing and unreasonable refusal to substantially perform his duties with us as specifically directed by the board; or

•
Mr. Huerth’s abuse of drugs, alcohol, or other controlled substances if Mr. Huerth has refused treatment for such substance abuse or has failed to successfully complete treatment for such substance abuse within the past 12 months.

Mr. Lynch’s Change in Control Agreement
On February 19, 2016, we entered into a change in control agreement with Mr. Lynch. The initial term of the agreement is for three years and the agreement annually renews for a term ending three years from each annual anniversary date, unless a party has given the other party written notice at least 60 days prior to such anniversary date that such party does not agree to renew the employment agreement. Under the agreement, if we or a successor terminate Mr. Lynch’s employment, without cause, or if Mr. Lynch terminates employment upon the occurrence of certain events (following his written notice to us within 90 days of the occurrence of any event of good reason and our failure to cure the same within 30 days of receipt of such notice) following a change in control, he will be entitled to certain severance benefits; provided that he executes a release agreement. The severance benefits under the agreement consist of the following:
•
a lump-sum payment, within 30 days following termination, equal to one times his base salary then in effect, or immediately prior to any reduction which would entitle to Mr. Lynch to terminate his employment under certain circumstances under the agreement;

•
a lump-sum payment, within 30 days following termination, equal to the present value (determined based upon 120% of the then prevailing monthly short-term applicable federal rate) of the excess of (i) the aggregate retirement benefits Mr. Lynch would have received under the terms of each and every retirement plan (as defined in the agreement) had he (A) continued to be employed for one more year, and (B) received (on a pro rata basis, as appropriate) the greater of (1) the highest compensation taken into account under each such retirement plan with respect to one of the two years immediately preceding the year in which the date of termination occurs, or (2) his annualized base compensation in effect prior to the date of termination (or prior to any reduction which would entitle to Mr. Lynch to terminate his employment under certain circumstances under the agreement), over (ii) the retirement benefits he actually receives under the retirement plans;

•
for a period of one year from the date of termination of employment, life, disability, and medical insurance benefits will be provided at levels equivalent to the highest levels in effect for Mr. Lynch during any one of the three calendar years preceding the year in which notice of termination is delivered, or, to the extent such benefits cannot be provided under a plan because Mr. Lynch is no longer an employee, a lump sum cash payment equal to the after tax cost (estimated in good faith by us) of obtaining such benefits, or substantially similar benefits, within 30 days following termination; and

•
all unvested stock options will become immediately vested, and such options will be exercisable at any time prior to the earlier of the expiration date of such options or the date which is 90 days after termination of employment.

If Mr. Lynch becomes entitled to receive the severance benefits under the agreement, he will be subject to a covenant not to compete and an agreement not to solicit our customers or employees for 12 months following termination of employment.
The agreement generally defines the term “change in control” as the occurrence of any of the following during the term of the agreement:
•
any “person” or “group” (as those terms are defined or used in Section 13(d) of the Exchange Act), as enacted and in force on the date of the agreement) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act, as enacted and in force on the date of the agreement) of our securities representing 24.99% or more of the combined voting power of our securities then outstanding; or

•
there occurs a merger, consolidation, share exchange, division or other reorganization involving us and another entity which is not our affiliate in which our shareholders do not continue to hold a majority of the capital stock of the resulting entity, or a sale, exchange, transfer, or other disposition of substantially all of our assets to another entity or other person; or

•
there occurs a contested proxy solicitation or solicitations of our shareholders which results in the contesting party or parties obtaining the ability to elect a majority of the members of our board of directors standing for election at one or more meetings of our shareholders.

The agreement generally defines the term “cause” as:
•
a material breach of any provision of the agreement that Mr. Lynch fails to cure within 30 days following his receipt of written notice from us specifying the nature of his breach; or

•
willful misconduct of Mr. Lynch that is materially adverse to the best interests, monetary or otherwise, of AmeriServ; or

•
conviction, or the entering of a plea of guilty or nolo contendere, of a felony or of any crime involving moral turpitude, fraud or deceit.

The additional specified triggering circumstances following a change in control include:
•
any material reduction in his title, responsibilities, including reporting responsibilities, or authority, including such title, responsibilities, or authority as such may have been increased from time to time during the term of the agreement;

•
the assignment of Mr. Lynch to duties inconsistent with his office as existed on the day immediately prior to the date of a change in control, which has a material negative impact to Mr. Lynch on the employment relationship;

•
any material reduction in Mr. Lynch’s annual base salary in effect on the day immediately prior to the date of the change in control;

•
any failure to continue Mr. Lynch’s participation, on substantially similar terms, in any of our incentive compensation or bonus plans in which Mr. Lynch participated immediately prior to the change in control, or any change or amendment to any of the substantive provisions of any of such plans which would materially decrease the potential benefits to Mr. Lynch under any of such plans;

•
any failure by us to provide Mr. Lynch with benefits at least as favorable as those enjoyed by Mr. Lynch under any of our pension, life insurance, medical, health and accident, disability or other employee plans in which Mr. Lynch participated immediately prior to the change in control, or the taking of any action by us that would materially reduce any of such benefits in effect at the time of the change in control, unless such reduction relates to a reduction in benefits applicable to all employees generally; or

•
our breach of any provision of the agreement.

The table below summarizes the payments the Named Executive Officers, whose actual payments are reflected above, would receive if they were terminated as of, or if a change in control occurred on, December 31, 2020.
				Before Change in Control		After Change in Control
		Termination for Death or Disability	Involuntary Termination for Cause	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination without Cause	Voluntary Termination for Good Reason
Jeffery A. Stopko ............	Severance(1)	$0	$0	$704,872	$704,872	$1,055,321	$1,055,321
	Welfare continuation(2)	$0	$0	$42,665	$42,665	$63,953	$63,953
	Potential reduction in payout due to operation of Code Section 280G	$0	$0	$0	$0	$(139,855)	$(139,855)
	Total	$0	$0	$747,537	$747,537	$979,418	$979,418
James T. Huerth ..............	Severance(1)	$0	$0	$220,013	$0	$586,700	$586,700
	Additional retirement benefit payment	$0	$0	$0	$0	$230,233	$230,233
	Welfare continuation(2)	$0	$0	$16,997	$0	$67,883	$67,883
	Potential reduction in payout due to operation of Code Section 280G	$0	$0	$0	$0	$(192,711)	$(192,711)
	Total	$0	$0	$237,010	$0	$692,105	$692,105
Michael D. Lynch ............	Severance(1)	$0	$0	$0	$0	$201,750	$201,750
	Additional retirement benefit payment	$0	$0	$0	$0	$182,669	$182,669
	Welfare continuation(2)	$0	$0	$0	$0	$23,805	$23,805
	Potential reduction in payout due to operation of Code Section 280G	$0	$0	$0	$0	$0	$0
	Total	$0	$0	$0	$0	$408,224	$408,224

(1)
For severance and welfare continuation payment calculation, and time and form of such payments, see “Employment and Severance Agreements.”

(2)
Assumes no increase in the cost of welfare benefits.

Compensation of Directors
The following table sets forth information concerning compensation that we or the Bank or the Trust Company paid or accrued to each non-employee member of our board of directors during the year ended December 31, 2020.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total
J. Michael Adams, Jr.	$36,200	$24,998	$61,198
Allan R. Dennison	$108,000	$24,998	$132,998
Craig G. Ford	$72,000	$24,998	$96,998
Kim W. Kunkle	$37,100	$24,998	$62,098
Margaret A. O’Malley	$38,000	$24,998	$62,998
Daniel A. Onorato(3)	$18,600	$16,654	$35,254
Mark E. Pasquerilla	$41,250	$24,998	$66,248
Sara A. Sargent	$47,800	$24,998	$72,798
Robert L. Wise(2)	$10,700	$11,133	$21,833

(1)
Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of stock awards earned under our 2011 Stock Incentive Plan. See the discussion in our Annual Report on Form 10-K for the year ended December 31, 2020, for a discussion of the assumptions and methodologies used to calculate the amounts in this column. All non-employee independent directors serving as of May 13, 2020, received an annual retainer of $25,000 payable in shares of our common stock, which amounted to 8,352 shares. Board meeting and committee meeting attendance fees are paid in cash. Mr. Wise has directed us to apply a portion of his board fees that would otherwise be received in cash to the purchase of shares of our common stock.

(2)
Mr. Wise retired as a member of our board of directors on April 28, 2020.

(3)
Mr. Onorato became a member of our board of directors on May 8, 2020.

In 2020, all ASRV and Bank board meetings were held separately with separate agendas and minutes. During 2020, non-employee directors received $750 for each ASRV and Bank board meeting attended and received $600 for their attendance at certain committee meetings of the ASRV and Bank board of directors. In 2020, each committee Chair received an annual retainer of $2,000 in addition to the committee meeting fee. However, directors frequently were not compensated for specially called committee meetings, telephonic meetings, or committee meetings convened for a limited purpose. Mr. Dennison, in connection with his service as non-executive Chairman of the Board of Directors of ASRV and all subsidiaries during 2020 received a monthly retainer of $9,000. Additionally, Mr. Ford, in connection with his service as non-executive Vice Chairman of the Board of Directors of ASRV and all subsidiaries during 2020, received a monthly retainer of $6,000.
Directors Adams, Dennison, Ford, Kunkle, O’Malley, and Sargent are also directors of the Trust Company. Directors serving on the board of directors of the Trust Company, other than Messrs. Ford and Dennison, received $750 for each Trust Company board of directors meeting attended. Messrs. Ford and Dennison receive no additional compensation for attending such meetings.
Messrs. Adams, Dennison, and Ford, also serve on the board of directors of West Chester Capital Advisors, a wholly-owned subsidiary of the Bank. Mr. Adams received $750 for each West Chester Capital Advisors board of directors meeting attended. Messrs. Ford and Dennison receive no additional compensation for attending such meetings.

Director Deferred Compensation Plan
Under the Deferred Compensation Plan for Directors of AmeriServ Financial, Inc., which we refer to as the “Director Plan,” each director may defer receipt of all or a portion of any cash fees that are payable to the director for service on our board of directors or that of our affiliate. Deferred fees either: (i) accrue simple interest daily from the date of the deferral election until the date of distribution at an annual rate of return determined by the administrator of the Director Plan, in its sole discretion; or (ii) in the discretion of the administrator of the Director Plan, achieve a pre-tax rate of return based upon the participant’s selection among various investment options from the date of the deferral election until the date of distribution. Each participant is 100% vested with respect to the amounts deferred and any earnings with respect to such deferral. The Director Plan is a nonqualified deferred compensation plan. As such, the rights of all participants to any deferred amounts represent our unsecured promise to pay and the deferred amounts remain subject to the claims of our creditors.
MATTER NO. 2
APPROVAL OF AMERISERV FINANCIAL INC. 2021 EQUITY INCENTIVE PLAN
General
Our board of directors believes that ASRV’s equity incentive program constitutes an important part of ASRV’s compensation programs and, accordingly, the board of directors of ASRV has adopted a new AmeriServ Financial Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”) on February 18, 2021, that is subject to shareholder approval at this meeting.
Shareholders had previously authorized grants of options and restricted stock to employees of ASRV under the ASRV 2011 Stock Incentive Plan (the “2011 Plan”). Under the 2011 Plan, no shares of common stock are available for issuance after the 2011 Plan expired pursuant to its terms on February 17, 2021. At December 31, 2020, options to acquire 226,413 shares were outstanding under the 2011 Plan. See “Equity Compensation Plan Information” for more information. After February 17, 2021, no further option or restricted stock awards may be granted under the 2011 Plan. Therefore, subject to shareholder approval, the board of directors has adopted the Equity Incentive Plan to immediately replace the 2011 Plan.
The Named Executive Officers will be eligible to receive grants under the Equity Incentive Plan. The grants made to the Named Executive Officers of ASRV during the latest fiscal year and currently outstanding to the Named Executive Officers as of the last fiscal year are reflected in tables contained in the tables to this proxy statement.
As of the date of this proxy statement, the compensation committee has not made any determinations regarding the amount or form of any award that will be granted or will be available for grant to any person in the future under the Equity Incentive Plan.
Purpose
The Equity Incentive Plan is intended to enhance our ability to attract and retain highly qualified officers, directors and employees, and to motivate such officers, directors and employees to serve the company and its subsidiaries and to expend maximum effort to improve the business results and earnings of the company, by providing to such officers, directors and employees an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the company. By encouraging ownership of ASRV common stock among those who play significant roles in ASRV’s success, implementation of the Equity Incentive Plan will continue to align the interests of our officers, directors and employees with those of our shareholders.
Description of Equity Incentive Plan
The principal features of the Equity Incentive Plan are described below. See Appendix “A” to this Proxy Statement for the full text of the Equity Incentive Plan. To the extent the summary description below differs from the Equity Incentive Plan text attached in Appendix A, the text of the Equity Incentive Plan governs the terms and provisions of the Equity Incentive Plan

The Equity Incentive Plan authorizes the compensation committee of the board of directors or a director or officer delegated by the committee to grant stock options or restricted stock of up to 600,000 shares of ASRV common stock, which constitutes approximately 3.5% of the presently outstanding shares of ASRV common stock as of February 18, 2021.
Administration
The Equity Incentive Plan will be administered by the Compensation Committee of the board of directors (the “Committee”), consisting of two or more members of the board who are non-employee directors within the meaning of Section 16 of the Securities Exchange Act of 1934. Subject to the terms of the Equity Incentive Plan, the Committee has the power to: (i) select the employees and non-employee directors who will receive awards; (ii) determine the number of shares covered by any award; (iii) determine the dates when awards will be granted; (iv) prescribe the terms, conditions and other provisions of awards; (v) amend outstanding awards, including for the purpose of modifying the time or manner of vesting, subject to a participant’s consent if an amendment impairs the participant’s rights or increases a participant’s obligations under an award; (vi) determine whether an option constitutes an incentive stock option or a nonqualified stock option; (vii) determine any performance criteria applicable to an award; (viii) determine the duration and purpose of leaves of absence that may be granted to a participant without constituting a termination of employment or service; and (ix) make decisions with respect to a outstanding awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments. The Committee has the sole authority to interpret the Equity Incentive Plan, and establish, amend, or rescind any rules relating to the Equity Incentive Plan.
Eligibility
Employees and non-employee directors of the Company and its subsidiaries are eligible to receive awards under the Equity Incentive Plan. The Committee will determine which employees and non-employee directors will be eligible to receive awards under the Equity Incentive Plan.
Shares Authorized
The aggregate number of shares of common stock for which awards may be made under the Equity Incentive Plan is 600,000. Shares of common stock subject to an award that expires or is cancelled, forfeited, or terminated without issuance of the full number of shares to which the award related will again be available for issuance under the Equity Incentive Plan. Shares will not again be made available for issuance under the Equity Incentive Plan, however, if the shares are tendered in payment of the exercise price for a stock option or delivered to the Company to satisfy tax withholding obligations.
The Equity Incentive Plan includes standard anti-dilution provisions that adjust the number of shares issuable under the Equity Incentive Plan and the shares of common stock subject to the terms of awards, and other related matters (including the exercise price of awards where relevant), in the event of stock dividends, stock splits, and similar changes relating to the common stock.
Awards
Subject to the Equity Incentive Plan limits, the Committee has the discretionary authority to determine the size of an award, and any vesting or performance-based requirements relating to an award. All awards must contain a minimum one-year vesting requirement, but may be subject to such longer vesting period and/or one or more performance goals as the Committee may determine. The Equity Incentive Plan permits the Committee to authorize the Chief Executive Officer to make limited awards under the Equity Incentive Plan pursuant to a policy to be approved by the Committee. Awards under the Equity Incentive Plan during any calendar year shall not exceed, in the aggregate, (a) 60,000 shares of common stock with respect to any employee, and (b) 100,000 shares of common stock with respect to all non-employee directors. Such limitations shall be subject to adjustment in the manner described in the Equity Incentive Plan.
Exercise of Stock Options
The exercise price of an option to purchase a share of common stock is, in the case of an incentive stock option, not less than 100% of the fair market value of a share of common stock on the date the option is granted (determined by reference to the closing price of a share of common stock on any stock exchange on which the common stock is traded), except that the exercise price must not be less than 110% of such fair market value in the case of an incentive stock option granted to an owner of more than 10% of the voting power of the Company’s outstanding voting securities. The exercise price of an option to purchase a share of common stock must be, in the case of a non-qualified stock option, not less than 100% of the fair market value of a share of common stock on the date the option is granted. Fair market value is determined under the provisions of Code Section 409A and applicable regulations. The exercise price of an award is subject to adjustment pursuant to limited circumstances relating to stock dividends, stock splits, and similar transactions.
Vesting of Awards
Each stock option, restricted stock award, or other award is subject to such terms and conditions, including vesting requirements, as may be specified in the agreement issued to a participant to evidence the grant or award.
Each stock option or other award granted to a participant vests only after the earlier of (i) the date the participant has completed at least one year of continuous employment or service as a non-employee director with the Company or a subsidiary immediately following the date of the award (or such later date as may be specified in an agreement, including a date that may be tied to the satisfaction of one or more performance goals); (ii) unless otherwise provided in an agreement, the date of the participant’s retirement, death, or disability; or (iii) unless otherwise provided in an agreement, the date that the participant terminates service as a non-employee director due to retirement.
In the event that a participant’s employment or service as a non-employee director is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the board, waive any minimum vesting period (but not any performance goal or goals) with respect to an award held by such participant. Any such waiver may be made with retroactive effect, provided it is made within 60 days following such participant’s termination of employment. The Committee has general discretionary power to accelerate the time in which any outstanding award may be first exercised or the time in which an award will vest, notwithstanding any contrary provisions of the award.
Change in Control
Awards under the Equity Incentive Plan will become exercisable and fully vested upon the occurrence of a “change in control” of the Company, which is defined in the Equity Incentive Plan as follows: (i) the acquisition of beneficial ownership by an person or entity of securities representing 51% or more of the combined voting power of the Company’s outstanding securities; (ii) completion, in one or a series of related transactions, of a sale, exchange, or transfer of substantially all of the Company’s assets; (iii) consummation of a merger, consolidation, statutory share exchange, or similar transaction involving the Company and requires the approval by the Company’s shareholders (unless the Company is the surviving entity in the subject transaction); (iv) the date that is ten business days prior to a complete dissolution or liquidation of the Company; or (v) a change in the composition of a majority of the board of directors over a two-year period unless new directors were approved by a vote of 66-2/3% of directors ion office who were directors at the beginning of such period.
Termination of Employment or Service; Death, Disability, and Retirement
Awards generally expire upon termination of employment or service as a non-employee director. In certain instances, after a participant terminates employment or service, the Committee may extend the exercise period of a vested nonqualified stock option up to the remaining term of the option. A vested incentive stock option must be exercised within three months from the date of termination of employment. The Committee may provide that any service requirement may be accelerated or waived upon death, disability or retirement of an option holder. Restricted stock awards are generally subject to the same requirements with respect to vesting and achievement of performance goals.

Amendments
The board may at any time terminate, amend, modify or suspend the Equity Incentive Plan, provided that, without the approval of the shareholders of the Company, no amendment or modification can be made solely by the board which:
•
increases the maximum number of shares of common stock as to which awards may be granted under the Equity Incentive Plan (except in the case of certain corporate reorganizations);

• changes the class of eligible Participants; or
•
otherwise requires the approval of shareholders under applicable state law or under applicable federal law to avoid potential liability or adverse consequences to the Company or a participant

No amendment, modification, suspension or termination of the Equity Incentive Plan can in any manner negatively affect any award previously granted under the Equity Incentive Plan without the consent of the Participant or any person validly claiming under or through the Participant.
Tax Consequences
The following is a general description of the federal income tax consequences to the participant and the Company with regard to awards granted under the Equity Incentive Plan under present law. This discussion is intended for the information of shareholders in connection with the Annual Meeting and not as tax guidance to participants in the Equity Incentive Plan, as the consequences may vary with the types of awards made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws and does not purport to discuss all tax consequences related to awards under the Equity Incentive Plan.
Incentive Stock Options.   There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option (other than the potential alternative minimum tax consequences, discussed in this paragraph, to the optionee upon exercise). If the optionee holds the shares acquired upon option exercise for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current federal taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income. As a result, the exercise of an incentive stock option may trigger alternative minimum tax liability.
Nonqualified Stock Options.   There typically will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the Equity Incentive Plan. When the optionee exercises a nonqualified option, however, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under the Internal Revenue Code. Any gain that the optionee recognizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.
Restricted Stock.   Unless a participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under the Internal Revenue Code. If the participant files an election under Code Section 83(b) within 30 days of the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under the Internal Revenue Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates.
Restricted Stock Units.   When a restricted stock unit is granted, no income will be recognized by the participant. Upon the payment to the participant of shares of common stock or cash in respect of restricted share units, the participant recognizes ordinary compensation income equal to the fair market value of the shares or cash as of the date of delivery. The Company is entitled to a deduction equal to the compensation income recognized by the participant, subject to any applicable limitations under the Internal Revenue Code.
Plan Termination
Unless previously terminated by the board of directors, the Equity Incentive Plan will terminate on, and no award may be granted under the Equity Incentive Plan, on the date that immediately precedes the tenth anniversary of approval of the Equity Incentive Plan by shareholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO ADOPT THE EQUITY INCENTIVE PLAN.
MATTER NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
On October 17, 2019, the audit committee of our board of directors extended the engagement of S.R. Snodgrass P.C. to provide audit, tax, SSAE 18 and benefit plan audit services for the year ending on December 31, 2020, 2021 and 2022. S.R. Snodgrass PC has audited our consolidated financial statements as of and for the year ended December 31, 2020. The report on those consolidated financial statements appears in the Annual Report to Shareholders. Representatives of S.R. Snodgrass PC are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Audit Fees
The following table sets forth the aggregate fees billed to us by S.R. Snodgrass PC for the fiscal years ended December 31, 2020, and December 31, 2019.
	2020	2019
Audit Fees	246,299	253,317
Audit-Related Fees	120,446	123,862
Tax Fees	33,400	34,860
All Other Fees	23,500	24,263
“Audit Fees” include fees for audit services associated with the annual core audit and expenses associated with on-going compliance with the Sarbanes-Oxley Act of 2002. This category also includes fees associated with the quarterly reviews of Form 10-Q and HUD procedures audit.
“Audit-Related Fees” includes fees associated with the SSAE 18 examination issued by the Trust Company, the audit of the 401(k) profit sharing plan, an audit of certain common and collective funds of the Trust Company, and surprise custody examination of procedures for our registered investment advisory subsidiary.
“Tax Fees” includes tax preparation, tax compliance and tax advice.

“All Other Fees” include an information technology network security assessment.
The audit committee’s Pre-Approval Policy is available on the company’s website at www.investors.ameriserv.com/govdocs.
The audit committee pre-approves all audit and legally permissible non-audit services provided by S.R. Snodgrass PC in accordance with the pre-approval policies and procedures adopted by the committee at its meeting on August 4, 2020. These services may include audit services, audit-related services, tax services and other services. Under the policy, pre-approved services include pre-approval of non-prohibited services for a limited dollar amount. A list of the prohibited non-audit services as defined by the Securities and Exchange Commission (“SEC”) is attached to the pre-approval policy. The SEC’s rule and relevant guidance will be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.
The pre-approval fee levels for all services to be provided by S.R. Snodgrass PC are established annually by the audit committee. Any proposed services exceeding these levels will require specific pre-approval by the audit committee. All services performed by S.R. Snodgrass PC in 2020 were pre-approved in accordance with the pre-approval policy.
Shareholder ratification of the selection of S.R. Snodgrass PC as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors, on behalf of the audit committee, is submitting the selection of S.R. Snodgrass PC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee may reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO RATIFY THE APPOINTMENT OF S.R. SNODGRASS, PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

AUDIT COMMITTEE REPORT
The audit committee of ASRV’s board of directors operates under a written charter that specifies the audit committee’s duties and responsibilities. This charter is available on our website at www.investors.ameriserv.com/govdocs.
The audit committee oversees ASRV’s financial reporting process on behalf of the board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Annual Report with management including a discussion about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.
The audit committee reviewed with S.R. Snodgrass PC, our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of ASRV’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards or as are required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has received the written disclosures and the letter from S.R. Snodgrass PC required by the Independence Standards Board Standard No. 1, and has discussed with S.R. Snodgrass PC its independence. When necessary, the audit committee has considered the compatibility of non-audit services with the auditor’s independence.
The audit committee discussed with ASRV’s internal auditor and S.R. Snodgrass PC the overall scope and plans for their respective audits. The audit committee met with the internal auditor and S.R. Snodgrass PC to discuss the results of their audits and examinations, their evaluations of ASRV’s internal controls and the overall quality of ASRV’s financial reporting.
In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee,
Margaret A. O’Malley (Chair)
J. Michael Adams, Jr. (Vice Chair)
Daniel A. Onorato
Mark E. Pasquerilla
Sara A. Sargent

MATTER NO. 4
ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
As described above in the “Executive Compensation” section and the compensation tables of this proxy statement, ASRV’s compensation programs are designed to:
•
align the interests of our executive officers with the long-term interests of our shareholders;

•
create a culture that rewards the superior performance of our executive officers through the attainment of specified performance objectives and targets; and

•
attract, motivate, and retain the highest level of executive talent and experience for the benefit of our shareholders.

We are submitting a non-binding proposal allowing our shareholders to cast an advisory vote on our compensation program at the annual meeting of shareholders. This proposal, commonly known as a “say-on-pay” vote, gives you as a shareholder of ASRV an opportunity to endorse or not endorse our executive compensation programs and policies through the following resolution:
“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the narrative disclosure regarding executive compensation, the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”
Because your vote is advisory, it will not be binding upon the board. However, the compensation/human resources committee will take into account the outcome of the vote when considering future executive compensation programs and arrangements.
Opponents of say-on-pay votes have suggested that the impact on shareholder value of these proposals remains unproven because shareholders currently, for example, have the right to approve certain compensation plans, such as stock option plans.
Therefore, we cannot assess what measurable impact, if any, this proposal will have in the creation of shareholder value or improving our corporate governance, in light of the corporate governance standards we currently have in place.
We believe that both ASRV and its shareholders benefit from maintaining a constructive dialogue with its shareholders. This proposal is only one part of our corporate governance program and practices that maintain this dialogue with our shareholders and our commitment to the creation of long-term shareholder value.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ABOVE ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

CORPORATE GOVERNANCE DOCUMENTS
A copy of our Employee Code of Ethics and Legal Code of Conduct, Code of Conduct for Directors, our Code of Ethics for Senior Financial Officers and the charters of our audit committee, nominating/corporate governance committee, compensation/human resources committee, and investment/ALCO committee are available on our website at www.investors.ameriserv.com/govdocs and any shareholder may obtain a printed copy of these documents by writing to Investor Relations, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430, by e-mail at info@ameriserv.com or by calling Investor Relations at (814) 533-5193.
FINANCIAL INFORMATION
Requests for printed financial material (including our annual reports, Forms 10-K, 10-Q and Call Reports) should be directed to Michael D. Lynch, Senior Vice President, Chief Financial Officer, Chief Investment Officer & Chief Risk Officer, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430, telephone (814) 533-5193.
DIRECTOR INDEPENDENCE AND TRANSACTIONS WITH RELATED PARTIES
Director Independence
The board of directors of ASRV undertakes a formal review of director independence semi-annually with input from outside corporate counsel. This process consists of an oral question and answer session at a board meeting at which all directors hear the responses of each director and have an opportunity to evaluate the facts presented. As part of this question and answer session, each director is asked to confirm that there are no facts or circumstances with respect to the director that would be in conflict with the NASDAQ listing standards regarding independence or that would otherwise compromise the director’s independence. This independence review is further supplemented by an annual questionnaire that directors are required to complete that contains a number of questions designed to ascertain the facts necessary to determine independence, as well as facts regarding any related party transactions. Based upon these reviews, the board of directors has determined that all of our current directors, other than Mr. Stopko, our President and Chief Executive Officer, are independent. In making this determination, the board considered a number of specific relationships between directors and ASRV as follows:
•
Director Pasquerilla owns the Holiday Inn Downtown, in Johnstown, Pennsylvania. ASRV periodically holds off-site meetings at the Holiday Inn, including, in some years, its annual meeting of shareholders. In addition, the Holiday Inn provides catering services to ASRV from time to time. The board determined that the amount paid by the company to the Holiday Inn is not material to the company or the Holiday Inn.

•
Director Kunkle is the majority owner of Laurel Holdings, Inc. Among other things, Laurel Holdings operates a company that provides janitorial services to ASRV. In 2020, ASRV paid Laurel Holdings the sum of approximately $220,000 for these services. The amount paid represents less than five percent of Laurel Holdings’ consolidated revenues. Accordingly, the board concluded that the existence of this relationship did not impair Mr. Kunkle’s independence.

Transactions With Related Parties
Certain directors, nominees, and executive officers or their associates were customers of and had transactions with ASRV or its subsidiaries during 2020. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. All transactions, products or services provided to the directors, nominees, executive officers, or their associates by ASRV or its subsidiaries are on substantially the same terms and conditions that those directors, nominees, executive officer, or their associates could receive elsewhere.

Review, Approval or Ratification of Transactions with Related Persons
Our audit committee charter requires that the audit committee approve all related party transactions other than routine deposit relationships and loans that otherwise comply with federal regulations. ASRV also reviews the independence of directors semi-annually. During this process, related party transactions are disclosed to all board members.
OTHER MATTERS
The board of directors knows of no other matters to be presented at the annual meeting. If, however, any other business should properly come before the annual meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.
SHAREHOLDER COMMUNICATIONS
Shareholders and other interested parties who desire to communicate directly with our independent, non-management directors should submit communications in writing addressed to the Non-Executive Chairman of the Board, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430.
Shareholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with our audit committee in writing addressed to the Audit Committee Chair, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430.
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
Any shareholder who desires to submit a proposal for inclusion in the proxy materials relating to our 2021 annual meeting of shareholders in accordance with the rules of the SEC must submit such proposal in writing, addressed to: Non-Executive Chairman of the Board of Directors, AmeriServ Financial, Inc., Executive Offices, P.O. Box 430, Johnstown, Pennsylvania 15907-0430 no later than November 23, 2021. In accordance with our bylaws, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders, even if the proposal is not submitted by the deadline for inclusion in our proxy materials, must comply with the procedures specified in our bylaws, including providing notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Non-Executive Chairman of the Board of Directors at the address above, not less than 90 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting. Assuming the annual meeting of shareholders in 2022 is held within thirty days before or after April 27, 2022, this period will begin on December 28, 2021 and will end on January 27, 2022. In accordance with our bylaws, a shareholder who desires to nominate candidates for election to ASRV’s board of directors must comply with the proceeding specified in the bylaws, including providing proper notice of the nomination in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Non-Executive Chairman of the Board of Directors at the address above, not less than 90 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting. Assuming the annual meeting of shareholders in 2022 is held within thirty days before or after April 27, 2022, this period will begin on December 28, 2021 and will end on January 27, 2022.
If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, proxy holders may exercise discretionary voting authority under proxies that we solicit to vote in accordance with their best judgment on any such shareholder proposal or nomination.
By Order of the Board of Directors:
Sharon M. Callihan
Corporate Secretary
March 23, 2021

AmeriServ Financial, Inc.
2021 Equity Incentive Plan
ARTICLE 1. PURPOSE OF THE PLAN; TYPES OF AWARDS
1.1 Purpose.   The AmeriServ Financial, Inc. 2021 Equity Incentive Plan is intended to provide selected employees and non-employee directors of AmeriServ Financial, Inc. (the “Company”) and its Subsidiaries with an opportunity to acquire Common Stock or receive Awards that are measured by reference to the value of Common Stock. The Plan is designed to help the Company attract, retain and motivate employees and non-employee directors to make substantial contributions to the success of the Company’s business and the businesses of its Subsidiaries. Awards will be granted under the Plan based on, among other things, the individual’s level of responsibility and performance.
1.2 Authorized Plan Awards.   Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, and Other Equity-Based Awards may be awarded within the limitations of the Plan herein described.
ARTICLE 2. DEFINITIONS
2.1 “Agreement.”   A written or electronic agreement between the Company and a Participant evidencing the grant of an Award. A Participant may be issued one or more Agreements from time to time, reflecting one or more Awards.
2.2 “Award.”   The grant of a Stock Option or an award of Restricted Stock, Restricted Stock Units, or an Other Equity-Based Award.
2.3 “Board.”   The Board of Directors of the Company.
2.4 “Change in Control.”   Except as otherwise provided in an Agreement, the first to occur of any of the following events:
(a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Company’s employee benefit plans, or any entity holding the Company’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the “Benefit Plan(s)”), is or becomes the beneficial owner, directly or indirectly, of the Company’s securities representing 51% or more of the combined voting power of the Company’s then outstanding securities;
(b) completion, in one or a series of related transaction, of a sale, exchange, transfer, or other disposition of all or substantially all of the assets of the Company to another entity, except to an entity controlled directly or indirectly by the Company;
(c) consummation of a merger, consolidation, statutory share exchange, or similar form of transaction involving the Company that requires approval of the Company’s shareholders, unless;
(i) under the terms of the agreement approved by the Company’s shareholders providing for such transaction, the shareholders of the Company immediately before such transaction will own, directly or indirectly, immediately following such transaction, at least 51% of the combined voting power of the outstanding voting securities of the Company resulting from such transaction (the “Surviving Company”); and
(ii) under the terms of the agreement approved by the Company’s shareholders providing for such transaction, the individuals who were members of the Board immediately prior to the execution of the agreement approved by the Company’s shareholders providing for such transaction will constitute at least 51% of the members of the board of directors of the Surviving Company after such transaction; and
(iii) based on the terms of the agreement approved by the Company’s shareholders providing for such transaction, no Person (other than (A) the Company or any subsidiary of the Company, (B) any Benefit Plan, or (C) any Person who, immediately prior to such transaction had beneficial ownership of 51% or more of the then outstanding voting securities) will have beneficial ownership of 51% or more of the combined voting power of the Surviving Company’s then outstanding voting securities;
(d) the date that is ten business days prior to a complete liquidation or dissolution of the Company; or
(e) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least 66-2/3% of the directors then still in office who were directors at the beginning of the period.
2.5 “Code.”   The Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated under such section.
2.6 “Code of Conduct.”   The policies and procedures related to employment of Employees by the Company or a Subsidiary set forth in the Company or a Subsidiary’s employee handbook as well as any policies and procedures related to service as a non-employee director of the Company or a Subsidiary. The Code of Conduct may be amended and updated at any time. The term “Code of Conduct” shall also include any other policy or procedure that may be adopted by the Company or a Subsidiary and communicated to Employees and non-employee directors of the Company or a Subsidiary.
2.7 “Committee.”   The Compensation Committee of the Board.
2.8 “Common Stock.”   The common stock of the Company ($5.55 par value) as described in the Company’s articles of incorporation, or such other stock as shall be substituted therefor.
2.9 “Company.”   AmeriServ Financial, Inc., a Pennsylvania corporation.
2.10 “Employee.”   Any common law employee of the Company or a Subsidiary. An Employee does not include any individual who: (i) does not receive payment for services directly from the Company’s or a Subsidiary’s payroll; (ii) is employed by an employment agency that is not a Subsidiary; or (iii) who renders services pursuant to a written arrangement that expressly provides that the service provider is not eligible for participation in the Plan, regardless if such person is later determined by the Internal Revenue Service or a court of competent jurisdiction to be a common law employee.
2.11 “Exchange Act.”   The Securities Exchange Act of 1934, as amended.
2.12 “Fair Market Value.”
(a) If the Common Stock is listed on an established securities market (within the meaning of Code Section 409A), the fair market value per share of the Common Stock shall be the closing sale price for such a share on the relevant day. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.
(b) In the event that the Common Stock is not traded on an established securities market (within the meaning of Code Section 409A), then the fair market value per share of Common Stock will be the price established by the Committee in good faith by application of a reasonable valuation method (within the meaning of Code Section 409A).
(c) Notwithstanding the foregoing, in the event of any change in law or interpretation of law, including but not limited to Code Section 409A and the regulations and guidance promulgated thereunder, the fair market value of the Common Stock on a particular day shall be determined in accordance with such law or interpretation of law.

2.13 “Harmful Activity.”   A Harmful Activity shall be deemed to have occurred if the Employee or the Non-Employee Director shall, while employed by or providing services to the Company or within six months after termination of such employment or service, do any one or more of the following:
(a) use, publish, sell, trade or otherwise disclose “non-public information” of the Company unless such activity was inadvertent, done in good faith and did not cause significant harm to the Company;
(b) after notice from the Company, fail to return to the Company any document, data, or other item or items in the Employee’s or Non-Employee Director’s possession or to which the Employee or Non-Employee Director has access that may involve “non-public information” of the Company;
(c) upon the Employee’s or Non-Employee Director’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Company, solicit or entice for employment or hire any Employee of the Company;
(d) upon the Employee’s or Non-Employee Director’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Company, contact, call upon, solicit or do business with (other than a business which does not compete with any business conducted by the Company), any customer of the Company the Employee or Non-Employee Director contacted, called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not the information is or was “non-public information”) while employed by or providing services to the Company unless such activity was inadvertent, done in good faith, and did not involve a customer who the Employee or Non-Employee Director should have reasonably known was a customer of the Company; or
(e) upon the Employee’s or Non-Employee Director’s own behalf or on behalf of any other person or entity that competes or plans to compete with the Company, engage in any business activity in competition with the Company in the same or closely related activity that the Employee or Non-Employee Director was engaged in for the Company during the one year period prior to termination of employment or termination of services.
For purpose of this Section 2.13, “non-public information” means, but is not limited to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., Employees, customers, and suppliers) that are developed, owned, utilized, or maintained by the Company, and that of its customers or suppliers, and that are not generally known by the public.
2.14 “Incentive Stock Option.”   A Stock Option designated by the Committee as an incentive stock option within the meaning of Code Section 422.
2.15 “Non-Employee Director.”   A member of the Board, or of the board of directors of a Subsidiary, or any other body performing the function of a board of directors, or a member of an advisory board or council established by the Board, who is not an Employee.
2.16 “Nonqualified Stock Option.”   A Stock Option that by its terms does not qualify as an Incentive Stock Option.
2.17 “Optionee.”   A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.
2.18 “Other Equity-Based Award.”   An Award that is not a Stock Option, Restricted Stock, or Restricted Stock Unit that is granted under Section 10.1 and is payable by delivery of Common Stock or which is measured by reference to the value of Common Stock.
2.19 “Participant.”   An Employee or Non-Employee Director to whom an Award has been made and which Award remains outstanding.
2.20 “Performance Criteria.”   Any objective determination based on one or more of the following areas of performance of the Company, a Subsidiary, or any division, department or group of either which includes, but is not limited to: (a) earnings, (b) cash flow, (c) revenue, (d) financial ratios, (e) market performance, (f) shareholder return, (g) operating profits (including earnings before interest, taxes, depreciation and amortization), (h) earnings per share, (i) return on assets, (j) return on equity, (k) return on investment, (l) stock price, (m) asset quality, (n) expense reduction, (o) systems conversion, (p) peer performance, (q) special projects as determined by the Committee, and (r) integration initiatives. Performance Criteria shall be established by the Committee prior to the issuance of a Performance Grant.
2.21 “Performance Goal.”   One or more goals established by the Committee, with respect to an Award intended to constitute a Performance Grant, that relate to one or more Performance Criteria. A Performance Goal shall relate to such period of time, not less than one year (unless coupled with a vesting schedule of at least one year), as may be specified by the Committee at the time of awarding a Performance Grant.
2.22 “Performance Grant.”   An Award, the vesting or receipt without restriction of which, is conditioned on the satisfaction of one or more Performance Goals.
2.23 “Plan.”   The AmeriServ Financial, Inc. 2021 Equity Incentive Plan.
2.24 “Restricted Awards.”   An award of Restricted Stock or Restricted Stock Units.
2.25 “Restricted Stock.”   An award of Common Stock pursuant to the provisions of the Plan, which award is subject to such restrictions and other conditions, including achievement of one or more performance goals as may be specified by the Committee at the time of such award.
2.26 “Restricted Stock Units.”   An award of hypothetical Common Stock units pursuant to the provisions of the Plan, which award is subject to such restrictions and other conditions, including achievement of one or more performance goals if and to the extent specified by the Committee at the time of such award.
2.27 “Retirement.”   The termination of a Participant’s employment following the first day of the month coincident with or next following attainment of age 65. Retirement with respect to a Participant’s service as a Non-Employee Director will also be determined in accordance with the provisions of the applicable Company or Subsidiary bylaws or other operative documents.
2.28 “Securities Act.”   The Securities Act of 1933, as amended.
2.29 “Stock Option” or “Option.”   A grant of a right to purchase Common Stock and the form of an Incentive Stock Option or a Nonqualified Stock Option pursuant to the provisions of the Plan.
2.30 “Subsidiary.”   A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of a relevant corporation.
2.31 “Ten Percent Shareholder.”   A person who owns (or is deemed to own pursuant to Code Section 424(b)) stock possessing more than 10% of all classes of stock of the Company or any of its affiliates.
2.32 “Termination For Cause.”   With respect to an individual, shall have the meaning ascribed to such term any employment, severance or other similar agreement between such individual and the Company or a Subsidiary, or if no such agreement exists, termination of the employment of an Employee or the termination of service of a Non-Employee Director, as the case may be (each, for purposes of this Section 2.32, an “Individual”), after:
(a) any other government regulatory agency recommends or orders in writing that the Company or a Subsidiary terminate the employment or services of such Individual or relieve him or her of his or her duties;
(b) in the determination of the committee, the Individual engages in any Harmful Activity, or commits an act or engages in a course of conduct constituting fraud or willful malfeasance, dishonesty or gross negligence as to the Company or a Subsidiary or as to the Individual’s employment with or service to the Company or a Subsidiary;

(c) in the determination of the Committee with respect to an Employee, such Employee willfully fails to follow the lawful instructions of the Board or any officer of the Company or a Subsidiary after such Employee’s receipt of written notice of such instructions, other than a failure resulting from the Employee’s incapacity because of physical or mental illness;
(d) in the determination of the Committee, the willful or continued failure by such Individual to substantially and satisfactorily perform the Individual’s duties with the Company or a Subsidiary (other than any such failure resulting from the Individual’s being “disabled” (within the meaning of Code Section 22(e)(3)) or as a result of physical or mental illness), within a reasonable period of time after a demand for substantial performance or notice of lack of substantial or satisfactory performance is delivered to the Individual, which demand identifies the manner in which the Individual has not substantially or satisfactorily performed his or her duties; or
(e) in the determination of the Committee, the failure by such Individual to comply with the Company’s code of conduct or ethics.
For purposes of the Plan, no act, or failure to act, on an Individual’s part shall be deemed “willful” unless done, or omitted to be done, by such Individual not in good faith and without reasonable belief that such Individual’s action or omission was in the best interest of the Company or a Subsidiary.
ARTICLE 3. ADMINISTRATION
3.1 The Committee.   The Plan shall be administered by the Compensation Committee. The Committee shall be composed of two or more members of the Board, all of whom are “non-employee directors” as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act. The Board may from time to time remove members from, or add members to, the Compensation Committee.
3.2 Powers of the Committee.
(a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by a majority of the disinterested members of the Board or unless determined by a court having jurisdiction to be arbitrary and capricious.
(b) Subject to the terms, provisions and conditions of the Plan and applicable law, the Committee shall have exclusive jurisdiction to:
(i) determine and select the Employees and Non-Employee Directors to be granted Awards (it being understood that more than one Award may be granted to the same person);
(ii) determine the number of shares of Common Stock subject to each Award;
(iii) determine the date or dates when the Awards will be granted;
(iv) prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Agreement relating to such grant;
(v) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under an Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;
(vi) determine whether an Option constitutes an Incentive Stock Option or a Nonqualified Stock Option;

(vii) determine the Performance Criteria, and establish Performance Goals with respect thereto, if any, to be applied to an Award;
(viii) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of employment or service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;
(ix) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and
(x) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan.
(c) Subject to the provisions of this Article 3 and any applicable law, the Committee may, in its sole discretion, delegate any or all of its powers and duties under the Plan, including the power to make Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan made by the Committee. Notwithstanding the foregoing, the Chief Executive Officer may not make Awards to, or take any action with respect to any Award previously granted, to himself or a person who is an Employee or Non-Employee Director subject to the provisions of Rule 16b-3 of the Exchange Act.
3.3 Liability.   No member of the Board, the Committee or its designee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Awards granted under this Plan.
3.4 Establishment and Certification of Performance Goals.   The Committee shall establish, prior to grant, Performance Goals with respect to each Award intended to constitute a Performance Grant.
3.5 Performance Grants Not Mandatory.   Nothing herein shall be construed as requiring that any Award be made a Performance Grant; provided, however, that any Award may be subject to a one or more Performance Goals.
ARTICLE 4. COMMON STOCK SUBJECT TO THE PLAN
4.1 Common Stock Authorized.   The initial total aggregate number of shares of Common Stock for which Awards may be granted under the Plan shall not exceed 600,000 shares, all of which may be issued in respect to Incentive Stock Options. The limitation established by this Section shall be subject to adjustment as set forth in Article 11 below.
4.2 Limitations on Annual Awards to Employees and Non-Employee Directors.
(a) Awards to any Employee under this Plan during any calendar year shall not exceed in the aggregate Awards with respect to 60,000 shares of Common Stock. Such limitation shall be subject to adjustment in the manner described in Article 11.
(b) Grants to all Non-Employee Directors under this Plan during the term of the Plan shall not exceed in the aggregate Awards with respect to 100,000 shares of Common Stock. Such limitation shall be subject to adjustment in the manner described in Article 11.
4.3 Shares Available.   Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan. Notwithstanding any other provision of the Plan to the contrary, shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option or (b) shares delivered or withheld by the Company to satisfy any tax withholding obligations.

ARTICLE 5. ELIGIBILITY
5.1 Participation.   Awards shall be granted by the Committee only to persons who are Employees or Non-Employee Directors.
5.2 Incentive Stock Option Eligibility.   Incentive Stock Options may only be granted to Employees of the Company or a Subsidiary. Notwithstanding any other provision of the Plan to the contrary, a Ten Percent Shareholder shall not be eligible for the grant of an Incentive Stock Option unless the special requirements set forth in Sections 6.1 and 7.1 are satisfied.
ARTICLE 6. STOCK OPTIONS IN GENERAL
6.1 Exercise Price.   The exercise price of an Option to purchase a share of Common Stock shall be, in the case of an Incentive Stock Option, not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted, except that the exercise price shall be not less than 110% of such fair market value in the case of an Incentive Stock Option granted to a Ten Percent Shareholder. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of a Nonqualified Stock Option, not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted. Fair market value shall be determined under the provisions of Code Section 409A and the regulations and guidance promulgated thereunder. The exercise price shall be subject to adjustment pursuant to the limited circumstances set forth in Article 11.
6.2 Limitation on Incentive Stock Options.   The aggregate fair market value (determined as of the date an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Employee in any calendar year (under the Plan and all other plans maintained by the Company and any Subsidiary) shall not exceed $100,000. With respect to all or any portion of any Option granted under this Plan not qualifying as an Incentive Stock Option, such Option shall be considered a Nonqualified Stock Option granted under this Plan for all purposes. In addition, in the event that the Committee grants an Incentive Stock Option under this Plan to a Participant, and, in the event that the applicable limitation contained in this Section 6.2 is exceeded, then such Incentive Stock Option in excess of such limitation shall be treated as a Nonqualified Stock Option under this Plan subject to the terms and provisions of the applicable Agreement, except to the extent modified to reflect recharacterization of the Incentive Stock Option as a Nonqualified Stock Option.
6.3 Transferability of Options.
(a) Except as provided in Subsection (b), an Option granted hereunder shall not be transferable other than by will or the laws of descent and distribution, and such Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee.
(b) An Optionee may, with the prior approval of the Committee, transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Optionee’s “immediate family” (including a trust, partnership or limited liability company for the benefit of one or more of such members), subject to such limits as the Committee may impose, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer. The term “immediate family” shall mean an Optionee’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren.
ARTICLE 7. TERM, VESTING AND EXERCISE OF OPTIONS
7.1 Term and Vesting.
(a) Each Option granted under the Plan shall terminate on the date determined by the Committee and specified in the Agreement; provided, however, that:
(i) each intended Incentive Stock Option granted to a Ten Percent Shareholder shall terminate not later than five years after the date of the grant;
(ii) each intended Incentive Stock Option granted to other than a Ten Percent Shareholder shall terminate not later than ten years after the date of grant; and

(iii) each intended Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant.
(b) Each Option granted under the Plan shall be fully exercisable (i.e., become 100% vested) only after the earlier of the date on which:
(i) the Optionee has completed one year of continuous employment or service as a Non-Employee Director with the Company or a Subsidiary immediately following the date of the grant of the Option (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals);
(ii) unless otherwise provided in an Agreement, the Optionee’s Retirement, death, or being “disabled” (within the meaning of Code Section 22(e)(3)).
(c) An Option may be exercised only during the Optionee’s continuous employment or service as a Non-Employee Director, except as provided in Article 8.
7.2 Exercise.
(a) A person electing to exercise an Option shall give notice to the Company of such election and of the number of shares the Optionee has elected to purchase and shall at the time of exercise tender the full exercise price of the shares the Optionee has elected to purchase. The exercise notice shall be delivered to the Company in person, by certified mail, or by such other method (including electronic transmission) and in such form as determined by the Committee. The exercise price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise an Option by tendering to the Company shares of Common Stock owned by the Optionee and having a Fair Market Value equal to the cash exercise price applicable to the Option or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve; further provided, however, that no such manner of exercise shall be permitted if such exercise would violate Section 402 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least six months (or such longer time as may be required by applicable securities law or accounting principles to avoid adverse consequences to the Company or an Optionee).
(b) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.
(c) At the request of the Participant and to the extent permitted by applicable law, the Committee may, in its sole discretion, selectively approve arrangements whereby the Participant irrevocably authorizes a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of an Option and to remit to the Company a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding required as a result of such exercise.
ARTICLE 8. EXERCISE OF VESTED OPTIONS FOLLOWING TERMINATION
OF EMPLOYMENT OR SERVICE
8.1 Retirement; Other Termination by Company or Subsidiary; Change in Control.   In the event of an Optionee’s termination of employment or service as a Non-Employee Director (i) due to Retirement, (ii) by the Company or a Subsidiary other than Termination for Cause, or (iii) due to a Change in Control, such Optionee’s right to exercise such Option, to the extent vested, shall lapse:
(a) in the case of an Incentive Stock Option, at the earlier of the expiration of the term of such option or three months from the date of such termination of employment; and
(b) in the case of a Nonqualified Stock Option, unless otherwise provided in an Agreement, three months from the date of such termination of employment or, in the discretion of the Committee, up to the remaining term of such Option.

8.2 Death or Disability.   In the event of an Optionee’s termination of employment or service as a Non-Employee Director due to death or being “disabled” (within the meaning of Code Section 22(e)(3)), such Optionee’s right to exercise such Option, to the extent vested, shall lapse:
(a) in the case of an Incentive Stock Option, at the earlier of the expiration of the term of such Option or one year from the date of such termination of employment; and
(b) in the case of a Nonqualified Stock Option, unless otherwise provided in an Agreement, three months from the date of such termination of employment or, in the discretion of the Committee, up to the remaining term of such Option.
8.3 Termination For Cause; Other Termination by Optionee.   In the event of an Optionee’s Termination For Cause, or in the event of the Optionee’s termination of employment or service as a Non-Employee Director at the election of an Optionee, such Optionee’s right to exercise such Option shall lapse:
(a) in the case of an Incentive Stock Option, upon such termination of employment or service or, in the discretion of the Committee, up to three months from the date of such termination of employment or service; and
(b) in the case of a Nonqualified Stock Option, unless otherwise provided in an Agreement, upon such termination of employment or service or, in the discretion of the Committee, up to the remaining term of such Option.
8.4 Special Termination Provisions.
(a) In the event that an Optionee’s employment or service as a Non-Employee Director is terminated by the Company or a Subsidiary and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any continuous service requirement for vesting specified in an Agreement and permit exercise of an Option held by such Optionee prior to the satisfaction of such continuous service requirement. Any such waiver may be made with retroactive effect, provided it is made within 60 days following the Optionee’s termination of employment or service as a Non-Employee Director.
(b) In the event the Committee waives the continuous service requirement with respect to an Option as set forth in Section 8.4(a) above, such Option shall lapse:
(i) in the case of an Incentive Stock Option, at the earlier of the expiration of the term of such Option or three months from the date of termination of employment; and
(ii) in the case of a Nonqualified Stock Option, unless otherwise provided in an Agreement, three months from the date of such termination of employment or, in the discretion of the Committee, up to the remaining term of such Option.
ARTICLE 9. RESTRICTED AWARDS
9.1 In General.   Each Restricted Award shall be subject to such terms and conditions as may be specified in the Agreement issued to a Participant to evidence the grant of such Award. A Restricted Award shall be subject to a vesting schedule and may be subject to one or more Performance Goals.
9.2 Minimum Vesting Period for Restricted Awards.   Each Restricted Award granted to a Participant shall fully vest only after the earlier of the date on which (i) the Participant has completed one year of continuous employment or service as a Non-Employee Director with the Company or a Subsidiary immediately following the date of the Restricted Award (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals); or (ii) unless otherwise provided in an Agreement, the Participant’s Retirement, death, or being “disabled” (within the meaning of Code Section 22(e)(3)).
9.3 Waiver of Vesting Period for Certain Restricted Awards.   In the event that a Participant’s employment as an Employee or service as a Non-Employee Director are terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any minimum vesting period with respect to a Restricted

Award held by such Participant. Any such waiver may be made with retroactive effect, provided it is made within sixty 60 days following such Participant’s termination of employment.
9.4 Restricted Stock Awards.
(a) The terms and conditions of an Award of Restricted Stock shall be reflected in an Award Agreement. One or more share certificates shall be issued upon the grant of a Restricted Stock Award; but until such time as the Restricted Stock shall vest or otherwise become distributable by reason of satisfaction of a continuous service requirement and one or more Performance Goals to the extent applicable, the Company shall retain such share certificates. At the time of the grant of a Restricted Stock Award, the Participant to whom the grant is made shall deliver such stock powers, endorsed in blank, as may be requested by the Company.
(b) Subject to any restrictions set forth in an Agreement, the Participant generally shall have the rights and privileges of a shareholder with respect shares related to a Restricted Stock Award, including the right to vote such Restricted Stock and the right to receive cash dividends and stock dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account until released pursuant to subsection (c) below.
(c) Within 30 days following the date on which a Participant becomes entitled under an Agreement to receive shares of previously Restricted Stock, the Company shall deliver to the Participant a certificate or certificates evidencing the ownership of such shares, together with an amount of cash (without interest) equal to the dividends that have been paid on such shares with respect to record dates occurring on and after the date of the related Award.
(d) In the event of forfeiture of a Restricted Stock Award, by reason of the termination of employment or service as a Non-Employee Director prior to vesting, the failure to achieve a Performance Goal, or otherwise, the Company shall take such steps as may be necessary to cancel the shares subject to the Award and return such shares to authorized but unissued shares.
(e) The right of a Participant to receive shares of Restricted Stock may not be assigned, transferred, sold, pledged, hypothecated, or otherwise encumbered or disposed of until such time as certificates for such shares are released to the Participant.
9.5 Restricted Stock Unit Awards.
(a) The terms and conditions of an Award of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award.
(b) A Participant shall have no voting rights with respect to any Restricted Stock Units.
(c) At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company with respect to one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.
(d) Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or the Participant’s beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the vesting period lapsed with respect to each Vested Unit.
ARTICLE 10. OTHER EQUITY-BASED AWARDS
10.1 Other Equity-Based Awards.   The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Other Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement.
ARTICLE 11. ADJUSTMENT PROVISIONS
11.1 Share Adjustments.
(a) In the event that the shares of Common Stock of the Company, as constituted on the effective date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split or reverse stock split, then (i) the shares of Common Stock authorized hereunder to be made the subject of Awards, (ii) the shares of Common Stock then subject to outstanding Awards and the exercise price thereof (where relevant), (iii) the maximum number of Awards that may be granted within a 12-month period and (iv) the nature and terms of the shares of stock or securities subject to Awards hereunder shall be increased, decreased or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.
(b) If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Company, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.
(c) The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.
11.2 Corporate Changes.   A liquidation or dissolution of the Company, a merger or consolidation in which the Company is not the surviving corporation or a sale of all or substantially all of the Company’s assets, shall cause each outstanding Award to terminate, except to the extent that another corporation may and does, in the transaction, assume and continue the Award or substitute its own awards.
11.3 Binding Determination.   To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Company to each holder of an Award which shall have been so adjusted.
ARTICLE 12. GENERAL PROVISIONS
12.1 Effective Date.   The Plan shall become effective upon the approval of the Plan by the shareholders of the Company within 12 months of adoption by the Board.
12.2 Termination of the Plan.   Unless previously terminated by the Board, the Plan shall terminate on, and no Award shall be granted after, the day immediately preceding the tenth anniversary of the Plan’s approval by the Company’s shareholders.

12.3 Acceleration of Exercisability and Vesting.   The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.
12.4 Limitation on Termination, Amendment or Modification.
(a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Company, no amendment or modification shall be made solely by the Board which:
(i) increases the maximum number of shares of Common Stock as to which Awards may be granted under the Plan (except as provided in Section 11.1);
(ii) changes the class of eligible Participants; or
(iii) otherwise requires the approval of shareholders under applicable state law or under applicable federal law to avoid potential liability or adverse consequences to the Company or a Participant.
(b) No amendment, modification, suspension or termination of the Plan shall in any manner negatively affect any Award theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.
12.5 No Right to Grant of Award or Continued Employment or Service.   Nothing contained in this Plan or otherwise shall be construed to (a) require the grant of an Award to a person who qualifies as an Employee or Non-Employee Director or (b) confer upon a Participant any right to continue in the employ or service of the Company or any Subsidiary or limit in any respect the right, if any, of the Company or of any Subsidiary or the Board, as the case may be, to terminate the Participant’s employment.
12.6 Code Section 409A.   This Plan is intended to be exempt from the provisions of Code Section 409A by reason of not being deemed a “nonqualified deferred compensation plan” within the meaning of Code Section 409A(d)(1). Each of the provisions of this Plan document, however, are qualified by reference to provisions of Code Section 409A, and the guidance promulgated thereunder, to the extent such section applies to this Plan. Notwithstanding anything herein to the contrary, if Code Section 409A is applicable the exercise of any discretionary authority and the implementation or carrying out of each other provision of the Plan shall be conditioned upon the conditions and limitations of Code Section 409A and compliance with its specific terms, as the same may have been interpreted by regulatory, case law, or other governing authority.
12.7 Withholding Obligations.   At the discretion of the Committee, a Participant may satisfy any federal, state, or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required by law to be withheld; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock.
12.8 Clawback.   Notwithstanding any other provisions of this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as may be adopted or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

12.9 Forfeiture Events.   The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a Termination for Cause of the employment of an Employee or the termination of service of a Non-Employee Director, or other conduct by the Participant, including engaging in a Harmful Activity, that is detrimental to the business or reputation of the Company or its affiliates.
12.10 Unfunded Plan.   The Plan shall be unfunded. Neither the Company, the Board, nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.
12.11 No Fractional Shares.   No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited, or otherwise eliminated.
12.12 Other Provisions.   The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.
12.13 Section 16 of Exchange Act.   It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 12.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
12.14 Non-Uniform Treatment.   The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
12.15 Listing and Registration of Shares.
(a) No Option granted pursuant to the Plan shall be exercisable in whole or in part, and no share certificate shall be delivered, if at any relevant time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Award, until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.
(b) If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming through a Participant) shall give the Committee a written or electronic statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution. The Company may place upon any stock certificate for shares issued under the Plan such legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law.
12.16 Disinterested Director.   For purposes of this Plan, a director shall be deemed “disinterested” if such person could qualify as a member of the Committee under Section 3.1.

12.17 Gender; Number.   Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.
12.18 Applicable Law.   Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered, and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania without regard for conflicts of law principles.
12.19 Headings.   The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.

AMERISERV FINANCIAL, INC.
216 FRANKLIN STREET
P.O. BOX 430
JOHNSTOWN, PA 15907

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ASRV2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to AMERISERV FINANCIAL, INC., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D41826-P50054 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERISERV FINANCIAL, INC.

IN ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED IN FAVOR OF MATTERS NO. 1, NO. 2, NO. 3, AND NO. 4.

	For All	Withhold All	For All Except
1. Election of Class II Directors for Terms Expiring 2024.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) J. Michael Adams, Jr.
02) Margaret A. O'Malley
03) Mark E. Pasquerilla

5. In their discretion, vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.

Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated March 18, 2021.

Please sign and return your proxy card promptly in the enclosed addressed envelope.

Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, etc., you should indicate your full title. If stock is in joint names each joint owner should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D41827-P50054

PROXY
AMERISERV FINANCIAL, INC.
ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder(s) of AMERISERV FINANCIAL, INC., Johnstown, Pennsylvania do(es) hereby appoint Barry Gilchrist, Betty L. Jakell, and Mark Grasser, or any one of them, my (our) attorney(s) with full power of substitution, for me (us) and in my (our) name(s), to vote all the common stock of said Corporation standing in my (our) name(s) on its books on February 12, 2021, at the Annual Meeting of its Shareholders to be held virtually on Tuesday, April 27, 2021, at 1:30 p.m., or any adjournment(s) thereof, as follows on the reverse side.

This will ratify and confirm all that said attorney(s) may do or cause to be done by virtue hereof. Said attorney(s) is (are) authorized to exercise all the power that I (we) would possess if present personally at said meeting or any adjournment(s) thereof. I (we) hereby revoke all proxies by me (us) heretofore given for any meeting of Shareholders of said Corporation.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Your vote is important. Please vote immediately.